Exhibit 10.16

OFFICE LEASE

THE WATER GARDEN

WATER GARDEN REALTY HOLDING LLC,

a Delaware limited liability company,

as Landlord,

and

CORNERSTONE ONDEMAND, INC.,

a Delaware corporation,

as Tenant

THE WATER GARDEN

Cornerstone OnDemand, Inc.

THE WATER GARDEN

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Office Lease (the “Office Lease”) which pertains to the “Project,” as that term is defined in the Office Lease, commonly known as “The Water Garden” located in Santa Monica, California. This Summary and the Office Lease are collectively referred to herein as the “Lease”. Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION

1. Date:	November 29, 2011

2. Landlord:	WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company

3. Tenant:	CORNERSTONE ONDEMAND, INC., a Delaware corporation

4. Premises (Article 1).

4.1 Building Address:	The Water Garden 1601 Cloverfield Boulevard Santa Monica, California 90404

4.2 Premises:	Approximately 53,072 rentable square feet of space consisting of (i) 24,948 rentable square feet of space located on the 6th floor of the South tower of the Building, commonly known as “Suite 600S”, and (ii) 28,124 rentable square feet of space located on the 5th floor of the South tower of the Building commonly known as “Suite 500S”, as further set forth in Exhibit “A” to the Office Lease.

5. Lease Term (Article 2).

5.1 Length of Term:	Eighty-six (86) months, subject to Tenant’s rights to renew under Section 2.2 of the Office Lease.

5.2 Lease Commencement Date:	December 1, 2011.

5.3 Lease Expiration Date:	January 31, 2019.

5.4 Renewal Terms	Two (2) options to renew the Lease Term for a period of five (5) years each.

6. Base Rent:

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Period Following Lease Commencement Date*	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot (rounded)
Months 1 – 12	$2,451,926.40	$204,327.20	$3.85
Months 13 – 24	$2,525,802.60	$210,483.55	$3.966
Months 25 – 36	$2,601,589.44	$216,799.12	$4.085
Months 37 – 48	$2,679,923.76	$223,326.98	$4.208
Months 49 – 60	$2,760,168.60	$230,014.05	$4.334
Months 61 – 72	$2,842,960.92	$236,913.41	$4.464
Months 73 – 84	$2,928,300.72	$244,025.06	$4.598
Months 85 – 86	NA	$251,348.99	$4.736

*	Tenant shall not be obligated to pay a portion of the Base Rent otherwise due for the months and under the terms and conditions set forth in Section 3.2 of the Lease.

7. Additional Rent (Article 4).

7.1 Base Year:	Calendar year 2012.

7.2 Tenant’s Share:	16.16%.

8. Security (Article 21):	$1,000,000 letter of credit (as more fully set forth in Article 21).

9. Parking Passes (Article 28):	Up to one hundred eighty-six (186) parking passes, upon the terms and conditions of Article 28.

10. Broker(s) (Section 29.18):	CBRE 1620 26th Street Suite 1015 North Santa Monica, California 90404 and Cresa Partners 11726 San Vicente Boulevard, Suite 500 Los Angeles, California 90049

11. Address of Tenant (Section 29.13):	1601 Cloverfield Boulevard, Suite 600S Santa Monica, California 90404 Attention: General Counsel

12. Rentable Area of the Building (Section4.2.6):	328,343 rentable square feet.

[Signature page follows]

THE WATER GARDEN

Cornerstone OnDemand, Inc.

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

“Landlord”:

WATER GARDEN REALTY HOLDING LLC,
a Delaware limited liability company

By:	Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a Member

	By:	JPMorgan Chase Bank, N.A., as Trustee

By:
Karen Wilbrecht Executive Director

Date Signed:

“Tenant”:

CORNERSTONE ONDEMAND, INC.,
a Delaware corporation

By:
Its:
Date Signed:

By:
Its:
Date Signed:

THE WATER GARDEN

Cornerstone OnDemand, Inc.

EXHIBITS

“A”	OUTLINE OF PREMISES

“B”	FORM OF NOTICE OF LEASE TERM DATES

“C”	RULES AND REGULATIONS

“D”	FORM OF TENANT’S ESTOPPEL CERTIFICATE

“E”	TENANT WORK LETTER

“F”	EXISTING 10% PLANS REFERENCED IN SECTION 29.25 OF THE LEASE

“G”	FORM OF LETTER OF CREDIT

“H”	AVAILABLE SPACE EXCLUSIONS AS OF THE LEASE DATE

“I”	FORM OF ROOFTOP LICENSE AGREEMENT (ANTENNA)

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Cornerstone OnDemand, Inc.

-i-

“J”	FORM OF ROOFTOP LICENSE AGREEMENT (SUPPLEMENTAL HVAC EQUIPMENT)

“K”	MONUMENT SIGNAGE

[Remainder of Page Intentionally Left Blank]

THE WATER GARDEN

Cornerstone OnDemand, Inc.

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THE WATER GARDEN

OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Office Lease and Summary are sometimes collectively referred to herein as the “Lease”), dated as of the date set forth in Section 1 of the Summary is made by and between WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company (“Landlord”), and CORNERSTONE ONDEMAND, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Upon and subject to the terms hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the “Premises”), which Premises are located in the “Building,” as that term is defined in Section 1.1.2. The outline of the Premises is set forth in Exhibit “A” attached hereto.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 4.1 of the Summary (the “Building”) located in Santa Monica, California. The Building is part of an office project known as Phase II of “The Water Garden” which contains another office building (the “Adjacent Building”). The term “Project,” as used in this Lease, shall mean (i) the Building, the Adjacent Building, and the “Common Areas”, as that term is defined in Section 1.1.3, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building, the Adjacent Building, and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 1.1.4.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, such as balconies abutting tenants’ premises, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas”. The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated as such by Landlord. “Building Common Areas”, as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other first-class, mid-rise office buildings (including the office buildings constructed adjacent to the Project as “Phase I” of The Water Garden, hereafter referred to as “Phase I”) in the Santa Monica, California area, which are comparable in terms of size, quality of construction, appearance, and services and amenities (the “Comparable Buildings”). Landlord agrees that it will cause the Building and the Project to be operated and managed in a first-class manner consistent with that of a reasonably prudent building manager of Comparable Buildings.

1.1.4 Landlord’s Use and Operation of the Building, Project, and Common Areas. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building or the Adjacent Building; (iv) to add additional buildings and improvements to the Common Areas; (v) to designate land outside the Project to be part of the Project, and in

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connection with the improvement of such land to add additional buildings and common areas to the Project; provided that Tenant shall not be responsible for any costs associated with the acquisition of such land, and provided, further, that notwithstanding anything to the contrary contained in this Lease, the Project shall not be expanded to include more than the land located in Santa Monica, California, which has Olympic Boulevard as its southern boundary, Cloverfield Boulevard as its western boundary, Colorado Avenue as its northern boundary, and 26th Street as its eastern boundary; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall not exercise any rights under this Section 1.1.4 if such exercise would unreasonably interfere with Tenant’s use of or access to the Premises or parking rights or materially increase the obligations or decrease the rights of Tenant under the Lease or reduce the quality of the Building or Project or materially adversely affect the Premises. In exercising its rights under this Section 1.1.4, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s operations in the Premises.

1.2 Rentable Square Feet of Premises, Building, and Project. For purposes of this Lease, “rentable square feet” shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 (“BOMA”), provided that the rentable square footage of the Building and the other buildings in the Project shall include all of (and the rentable square footage of the Premises, therefore, shall include a portion of) (i) the Building Common Areas and (ii) the occupied space of the portion of the Project dedicated to the service of the Project. Landlord and Tenant stipulate that the Premises and Building contain the rentable square footage set forth in Sections 4.2 and 12 of the Summary.

1.3 Delivery and Condition of the Premises. Tenant currently occupies Suite 600S and a portion of Suite 500S (collectively, the “Subleased Space”) pursuant to subleases which are scheduled to expire on November 30, 2011 (the “Subleases”). By December 1, 2011, Landlord shall deliver the remainder of Suite 500S that is not part of the Subleased Space (the “New Space”) to Tenant for Tenant’s construction of improvements therein in accordance with the Tenant Work Letter attached hereto as Exhibit “E” (the “Tenant Work Letter”). Tenant shall accept the Premises in their as-is condition, and except as specifically set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter. Landlord shall deliver possession of the New Space to Tenant in vacant, broom clean condition, with all Building Systems located outside the New Space and serving the New Space in good working order, and in compliance with all Applicable Laws for general office use and normal occupancy density; Building Systems located within the New Space will be delivered in good working order at the time of delivery for the existing configuration of the New Space (collectively, the “New Space Delivery Condition”). Landlord will not require or permit Sapient to remove the wires and cabling or other leasehold improvements from the existing server room in the New Space, and Tenant shall accept such wires, cabling and leasehold improvements in their “as-is” condition, provided that Tenant shall not be obligated to remove same upon the expiration or earlier termination of this Lease. Tenant may enter into an agreement to purchase certain furniture, fixtures and equipment in the New Space from Sapient. Any such agreement shall be strictly between Tenant and Sapient, and Landlord shall have no liability with respect thereto.

1.4 Balconies. The balconies, if any, adjacent to and accessible from the Premises shall be common areas and shall not be a part of the rentable square footage of the Premises; provided, however, that Tenant shall have an exclusive license at no additional expense (with other tenants whose premises are adjacent to and accessible from such balconies) to use any such balconies in a manner consistent with a first-class office complex containing balconies, on the terms and conditions set forth herein and subject to all limitations and restrictions on use of the Premises in this Lease. Tenant shall not make any improvements to the balconies. Tenant shall seek Landlord’s advance written consent to all proposed furniture, fixtures, plants or other items of any kind whatsoever which Tenant desires to affix or to place on the balconies. Landlord may withhold its consent to Tenant’s proposed furniture, fixtures, plants or other items in Landlord’s sole discretion, including without limitation, on wholly aesthetic grounds (e.g., as to size, color

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or design). Without limiting the generality of the foregoing, any umbrellas on the balconies must be white or green. Landlord hereby approves of the furniture that Tenant currently has on the balcony of the Building. Tenant shall not be permitted to display any graphics, signs or insignias or the like on the balconies. Subject to Section 1.1.4, Landlord shall have the right to make any improvements to the balconies or display any graphics, plants or other items from the balconies which it desires in its reasonable discretion in connection with overall Project graphics or improvements. Tenant, in conjunction with other tenant users, shall clean, maintain and repair the balconies as a result of their use by Tenant or any party accessing the balconies through Tenant in a manner consistent with the Premises. Tenant shall permit Landlord and its agents access to the balconies at reasonable times for cleaning, general maintenance and plant maintenance.

1.5 Option to Expand.

1.5.1 Option. Provided that Tenant is not in Default (as defined in Section 19.1) hereunder on either the Election Date (as defined in Section 1.5.2) or the Expansion Delivery Date (as defined in Section 1.5.2), Tenant shall have the option (the “Expansion Option”) to lease, upon the terms and conditions of this Section 1.5, the Fifteen Thousand Five Hundred Sixty-Eight (15,568) rentable square feet on the fourth (4th) floor of the South tower of the Building which, as of the date of this Lease, is leased to Sapient (the “Expansion Space”). Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Expansion Space to Tenant if said delay is caused by the holding over of Sapient in the Expansion Space; provided, however, that Landlord shall take all action reasonably necessary, including required legal proceedings, to secure possession of the Expansion Space as soon as possible after the expiration of Sapient’s lease thereof on November 30, 2012. If Landlord is unable to deliver the Expansion Space to Tenant within two (2) weeks after the Anticipated Expansion Delivery Date (as hereinafter defined), Landlord will use commercially reasonable efforts to provide Tenant with temporary space in “as-is” condition, elsewhere in the Project (the “Temporary Space”), with rentable square footage approximately similar to the rentable square footage of the Expansion Space, for Tenant to use and occupy until Landlord delivers the Expansion Space to Tenant. Other than Tenant’s installation of cabling and wiring in the Temporary Space, which shall be conducted in accordance with Section 29.28 below, Tenant shall not make any alterations or modifications to the Temporary Space. Tenant shall not sublease any of the Temporary Space. Tenant shall pay monthly Base Rent for the Temporary Space in the amount of $3.00 per rentable square foot of the Temporary Space per month, payable in the manner set forth in Section 3.1 below, commencing on the date Landlord delivers the Temporary Space to Tenant and ending when Tenant vacates and surrenders the Temporary Space to Landlord (prorated for partial months). Tenant shall not be obligated to pay Additional Rent for Project Expenses for the Temporary Space; however, Tenant shall pay for all over-standard services provided to the Temporary Space at Tenant’s request (including, without limitation, After-Hours HVAC). Tenant shall vacate and surrender the Temporary Space to Landlord within five (5) days of Landlord’s delivery of the Expansion Space to Tenant. In the event that Landlord has not provided the Expansion Space to Tenant within ninety (90) days after the Anticipated Expansion Delivery Date, Landlord will reimburse Tenant for Tenant’s actual reasonable costs incurred for moving into the Temporary Space, and Tenant’s actual reasonable cost of installing and removing Tenant’s telecommunications wiring and cabling pertaining to the Temporary Space, within thirty (30) days of receipt of reasonably detailed invoices therefor. Except as particularly set forth herein, the terms of this Lease shall govern Tenant’s use and occupancy of the Temporary Space unless clearly inconsistent with this Section 1.5.1.

1.5.2 Exercise. The option described above shall be exercised by Tenant by written notice to Landlord given no later than May 31, 2012 (the “Election Date”). If Tenant timely gives such notice, Landlord shall deliver possession of the Expansion Space to Tenant on or about December 1, 2012 (the “Anticipated Expansion Delivery Date”), it being acknowledged that Sapient must vacate and surrender the Expansion Space before Landlord can deliver same to Tenant. The commencement date of the lease term with respect to the Expansion Space shall be the date (the “Expansion Commencement Date”) which is ninety (90) days after Landlord’s delivery of the Expansion Space to Tenant in the Expansion Space Delivery Condition, and the lease term with respect to the Expansion Space shall end concurrently with the expiration of the Lease Term as to the Premises initially leased hereunder, as the Lease Term may be extended by Section 2.2 below, unless sooner terminated pursuant hereto. The Expansion Space shall be leased to Tenant in its then existing “as-is” condition and state of

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improvement and Landlord shall have no obligation to make any improvements, repairs or alterations thereof; provided, however, that (i) Landlord shall deliver possession of the Expansion Space to Tenant in vacant, broom clean condition, with all Building Systems located outside the Expansion Space and serving the Expansion Space in good working order, and in compliance with all Applicable Laws for general office use and normal occupancy density, (ii) Building Systems located within the Expansion Space will be delivered in good working order at the time of delivery for the existing configuration of the Expansion Space, and (iii) the Expansion Space will be delivered in substantially the same configuration and condition as on the date hereof, reasonable wear and tear excepted (collectively, the “Expansion Space Delivery Condition”). On the Expansion Commencement Date, the number of parking passes to which Tenant is entitled under Section 9 of the Lease Summary shall be increased pro rata based on the square footage of the Expansion Space.

1.5.3 Rent and Other Terms.

(a) The Base Rent for the Expansion Space shall initially be Sixty Thousand One Hundred Twelve and 66/100 Dollars ($60,112.66) per month (equivalent to $3.966 per rentable square foot of the Expansion Space). The Base Rent for the Expansion Space shall increase during the Lease Term on the same dates as, and to the same rate per rentable square foot as, the Base Rent for the initial Premises as set forth in Section 6 of the Lease Summary. Tenant shall pay Additional Rent for the Expansion Space commencing on the Expansion Commencement Date in accordance with the provisions of Article 4 of this Lease (including, without limitation, the Base Year set forth in Section 7.1 of the Lease Summary).

(b) Section 3.2 of this Lease shall be inapplicable to the Expansion Space. Tenant shall not be obligated to pay forty point six percent (40.6%) of the Base Rent for the Expansion Space for months one (1) through eight (8), seventeen (17), eighteen (18), twenty-six (26), twenty-seven (27), thirty-seven (37) and thirty-eight (38) following the Expansion Commencement Date. Tenant shall be and remain obligated during each of such months to pay the remaining fifty-nine point four percent (59.4%) of the Base Rent for the Expansion Space and all Additional Rent otherwise due hereunder, including, without limitation, pursuant to Article 4 below. If a Default has occurred and is continuing at a time when Tenant would otherwise be entitled to Base Rent abatement hereunder, Tenant shall not be entitled to such abatement; provided, however, that if this Lease is not terminated due to the Default and Tenant cures the Default, Landlord shall apply any Base Rent abatement held in abeyance during the continuance of any such Default to the next monthly Base Rent installment(s) due after the cure of such Default.

(c) Landlord shall provide a Tenant Improvement Allowance with respect to the Expansion Space in the amount of Three Hundred Seventy Thousand One Hundred Thirty-Three and 94/100 Dollars ($370,133.94) (equivalent to $24.42 per rentable square foot of the Expansion Space, which amount was calculated by multiplying (i) $30.00, by (ii) a fraction, the numerator of which is the number of months remaining in the initial Lease Term after the anticipated Expansion Commencement Date of March 1, 2013 (70) and the denominator of which is the total number of months in the initial Lease Term (86)). The terms and conditions of the Tenant Work Letter shall govern Tenant’s construction of its Tenant Improvements in the Expansion Space and use of the Tenant Improvement Allowance therefor, and the Tenant Improvement Allowance pertaining to the Expansion Space shall be disbursed in the manner provided in Sections 2.2.2(a), (c) and (d) of the Tenant Work Letter as if the Tenant Improvement Allowance for the Expansion Space were the “Initial Allowance Amount” referenced therein.

1.5.4 Part of Premises. As of the date of Landlord’s delivery of the Expansion Space to Tenant in the Expansion Delivery Condition, the Expansion Space shall be part of the Premises and, except as specifically set forth in this Section 1.5, the Expansion Space shall be leased upon the same terms and conditions as the Premises initially leased hereunder. Tenant’s acceptance of the Expansion Space shall not be deemed a waiver of Tenant’s right to have the Expansion Space Delivery Condition satisfied, at Landlord’s cost, provided that Tenant notifies Landlord in writing of any alleged failures of the Expansion Space Delivery Condition, in reasonable detail, within thirty (30) days of Landlord’s delivery of the Expansion Space. Tenant’s failure to timely provide such written notice shall be deemed to mean that the Expansion Space Delivery Condition has been fully satisfied. Tenant shall not be obligated to pay Base Rent or Tenant’s Share of Project Expenses with respect to the Expansion Space until

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the Expansion Commencement Date. Promptly after Tenant’s notice of election to lease the Expansion Space, Tenant and Landlord shall execute an appropriate Lease amendment reflecting the addition of the Expansion Space to the Premises.

1.5.5 Personal Right. Tenant’s right to lease Expansion Space as set forth in this Section 1.5 is personal to Cornerstone OnDemand, Inc. (“Original Tenant”) and may not be assigned, transferred or conveyed to any party, except in connection with an assignment of this Lease in its entirety to (i) a Related Transferee or (ii) a Transferee that is an assignee of all of Tenant’s rights under this Lease that is consented to by Landlord, as provided in Article 14 below.

1.6 Right of First Offer.

1.6.1 Proposal to Lease. Subject to the terms and conditions of this Section 1.6, and provided Tenant is not then in Default under this Lease, Tenant shall have a continuous right of first offer to lease any and all space in the South tower of the Building, should such space become available for lease (the “Available Space”) during the Lease Term, as set forth herein. For purposes of this Section 1.6, Available Space shall not include (i) space for which leases in effect on the date hereof, which currently contain renewal or extension rights, are being renewed or extended (provided that such leases need not be extended or renewed per the terms of the extension/renewal rights set forth in the leases), a schedule of which space is contained in Exhibit “H” attached hereto, (ii) space which is the subject of options to expand or rights of first offer granted to any other person or tenant, which rights are in existence on the date hereof, a schedule of which space is contained in Exhibit “H” attached hereto, or (iii) space for which the remaining Lease Term, as it may have been renewed, would be less than eighteen (18) months (unless Tenant exercises its right of first offer hereunder simultaneously with a Renewal Option); provided that if Landlord intends to lease the Available Space to a third party for a term of less than eighteen (18) months, Tenant shall be entitled to lease such Available Space in accordance with the provisions hereof for such shorter term, or the remainder of the Lease Term (as it may be renewed) whichever is longer. Furthermore, Available Space shall exclude Suite 200S (which is currently leased to Pfizer), but only to the extent that Landlord enters into a direct lease of such space to Summit Entertainment, which is the current subtenant of the space. If a space does not qualify as Available Space due to the renewal or extension of an existing lease for such space, or due to the exercise of an existing option or right to lease such space by another person or tenant as set forth above, then such space may subsequently qualify as Available Space if, during the Lease Term, the existing lease for such space, or the lease of such space pursuant to an option or right held by another person or tenant, expires and the tenant thereunder does not extend or renew such lease, or if such lease terminates prior to its expiration date. The Expansion Space shall not be considered Available Space hereunder except as follows: if Tenant fails to exercise the Expansion Option by the Election Date, Sapient shall have from June 1, 2012 until June 30, 2012 to notify Landlord of Sapient’s intent to renew its lease of the Expansion Space. If Sapient does not timely exercise such renewal option, the Expansion Space shall be subject to Tenant’s right of first offer hereunder effective July 1, 2012. If Sapient timely exercises its renewal option, the Expansion Space shall be subject to Tenant’s right of first offer upon the sooner of December 1, 2014 and any earlier termination of such lease. Except for Sapient’s option to renew as described in this Section 1.6.1, Landlord shall not grant Sapient any extension or renewal rights with respect to the Expansion Space.

(a) Prior to entering into a lease of Available Space with a third party, Landlord shall first give Tenant a notice (the “Offer Notice”), offering to lease such Available Space to Tenant on the following terms and conditions: (A) the term of the Lease as to such Available Space shall commence as provided in the Offer Notice and shall continue until the end of the Lease Term as to the balance of the Premises (as it may be renewed in accordance with this Lease); (B) the Offer Notice shall specify the Available Space in question, and shall state the rentable square footage thereof, the anticipated commencement date, the delivery condition, and Landlord’s estimate of the Fair Market Rental Rate (as defined in Section 2.3 below) for the Available Space (with any tenant concessions set forth in such Offer Notice offered to Tenant adjusted pro-rata to reflect the Lease Term as to such Available Space and taking into consideration the terms of this Lease, including Article 4); (C) Tenant shall pay Additional Rent for such Available Space in accordance with the provisions of Article 4 (as may be modified by the terms of the Offer Notice which may include, without limitation, a new Base Year for the Available Space), and (D) such Available Space shall be added to the Premises for all other purposes of this Lease and all of the other terms and conditions of this Lease shall apply to such

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Available Space that is leased by Tenant, other than as set forth in the Offer Notice. Notwithstanding anything to the contrary contained herein, the term of the Lease for the Available Space which Tenant may elect to lease hereunder (and the then remaining balance of the Lease Term for the Premises as it may have been renewed) shall not be less than eighteen (18) months (unless Tenant exercises its right of first offer hereunder simultaneously with a Renewal Option) or such shorter term as is permitted under Subparagraph 1.6.1(iii) above.

(b) If Tenant does not accept the Available Space offered by Landlord within five (5) business days after receipt of such Offer Notice (such acceptance the “Acceptance Notice”), then Landlord shall be free to lease such space to any other person or entity and Tenant shall not have any rights under this Section 1.6 with respect to such Available Space for a period of one hundred eighty (180) days after expiration of said five (5) business day period; provided that if the net effective rent payable by such other person or entity would be less than ninety percent (90%) of the net effective rent specified in the Offer Notice, then Landlord must re-offer the Available Space to Tenant prior to proceeding with such third-party lease.

(c) If Tenant timely accepts the Available Space offered by Landlord, Tenant shall lease the same from Landlord on the terms and conditions described in Section 1.6.1(a), provided that in the event that Tenant disputes Landlord’s estimate of the Fair Market Rental Rate set forth in the Offer Notice, concurrently with Tenant’s delivery of its Acceptance Notice, Tenant may elect that the Fair Market Rental Rate be determined by arbitration; provided that Landlord and Tenant, ten (10) days after the date on which Tenant elects arbitration, shall first commence good faith discussions to endeavor to agree upon the applicable Fair Market Rental Rate. In the event that Landlord and Tenant do not agree upon such rate within twenty (20) days after the expiration of said ten (10) day period, on the twenty-fifth (25th) day after the expiration of said ten (10) day period, Landlord and Tenant shall proceed in accordance with Section 2.2.2(b) below.

(d) Promptly after the determination of the Fair Market Rental Rate for the Available Space, Tenant and Landlord shall execute an appropriate Lease amendment reflecting the addition of the Available Space to the Premises.

1.6.2 Personal Right. Tenant’s right to lease Available Space as set forth in this Section 1.6 is personal to Original Tenant and may not be assigned, transferred or conveyed to any party, except in connection with an assignment of this Lease in its entirety to (i) a Related Transferee or (ii) a Transferee that is an assignee of all of Tenant’s rights under this Lease that is consented to by Landlord, as provided in Article 14 below.

ARTICLE 2

LEASE TERM

2.1 Lease Term; Lease Commencement Date. The terms and provisions of this Lease shall be effective as of the date of this Lease; provided, however, that, with respect to the Subleased Space, the Subleases shall govern Tenant’s rights and obligations regarding use and occupancy of the Subleased Space until the expiration or earlier termination of the Subleases. The term of this Lease (the “Lease Term”) with respect to the Premises described in Section 4.2 of the Summary shall be as set forth in Section 5.1 of the Summary, shall commence on December 1, 2011 (the “Lease Commencement Date”), and shall terminate on January 31, 2019 (the “Lease Expiration Date”) unless this Lease is sooner terminated or the Lease Term is renewed as hereinafter provided (provided that the New Space shall not become part of the Premises under this Lease until the New Space is actually delivered to Tenant). At any time during the Lease Term, Landlord may deliver to Tenant a notice (the “Notice of Lease Term Dates”) in substantially the form as set forth in Exhibit “B” attached hereto, which notice Tenant shall execute and return to Landlord within twenty (20) days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant. If Landlord fails to deliver the New Space in the New Space Delivery Condition on or before the date set forth in Section 1.3, Tenant shall have the right to notify Landlord thereof in writing within three (3) days of Landlord’s delivery of the New Space including specific details as to why the New Space Delivery Condition was not satisfied. If Tenant timely gives such notice and there was, in fact, a failure of the New Space Delivery Condition, then Tenant’s obligation to pay Base Rent for the New Space shall be postponed one (1) day for each day that the New Space Delivery Condition is not satisfied. Tenant’s failure to timely give such notice shall constitute a waiver of any Base Rent postponement under this Section 2.1. Tenant’s acceptance of the New Space shall not be

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deemed a waiver of Tenant’s right to have the New Space Delivery Condition satisfied, at Landlord’s cost, provided that Tenant notifies Landlord in writing of any alleged failures of the New Space Delivery Condition, in reasonable detail, within thirty (30) days of Landlord’s delivery of the New Space. Tenant’s failure to timely provide such written notice shall be deemed to mean that the New Space Delivery Condition has been fully satisfied. Notwithstanding anything to the contrary in this Lease, if either of the Subleases terminates prior to the Lease Commencement Date as a result of a termination of the applicable master lease, such Sublease shall continue as a direct lease between Landlord, as sublessor, and Tenant, as sublessee, until the Lease Commencement Date; provided, however, that (i) Landlord shall not be (A) liable for any prepayment of more than one month’s rent or any security deposit paid by Tenant to Sapient (unless actually received by Landlord), (B) liable for any previous act or omission of Sapient under the Subleases or for any other defaults of Sapient under the Subleases, (C) subject to any defenses or offsets previously accrued which Tenant may have against Sapient or (D) bound by any changes or modifications hereafter made to the Subleases without the written consent of Landlord; and, (ii) if Sapient’s lease terminated as a result of a casualty or condemnation, such casualty or condemnation shall be deemed to have occurred during the Lease Term for purposes of termination rights under this Lease. Landlord hereby agrees that Tenant’s continued occupancy of the Subleased Space from and after the Lease Commencement Date shall be considered pursuant to this Lease and not as a holdover under the Subleases or underlying master lease. Landlord and Tenant acknowledge and agree that Landlord will not require Sapient to remove anything from the Subleased Space which was existing at the time of delivery, restore the Subleased Space or otherwise make any changes or modifications to the Subleased Space.

2.2 Renewal Terms.

2.2.1 Provided Tenant is not in Default under this Lease as of the date of exercise or the commencement of a renewal term (“Renewal Term Commencement Date(s)”), Tenant shall have the option to renew this Lease (“Renewal Option(s)”) for two (2) successive periods of five (5) years each (“Renewal Term(s)”), exercisable by giving written notice thereof (“Renewal Notice”) to Landlord of its exercise of a Renewal Option at least twelve (12) months prior to the expiration of the initial Lease Term as to the first Renewal Option and at least twelve (12) months prior to the expiration of the first Renewal Term as to the second Renewal Option. Each Renewal Option shall be exercised by Tenant, if at all, for a minimum of one (1) full floor and a maximum of all the then entire Premises (herein, the “Renewal Premises”); provided that (i) if the Premises consists of one or more full floors plus one or more partial floors, Tenant must renew for at least one (1) full floor in order to renew for any partial floors, and (ii) any portion of the Premises for which the Renewal Option is not exercised must be in a leaseable configuration and suitable for normal renting purposes in conformity with all applicable building and safety codes. Tenant shall designate the size and location of the Renewal Premises, within the foregoing parameters, in its Renewal Notice, and Tenant’s failure to do so shall be deemed exercise of the Renewal Option as to the entire Premises then leased to Tenant. If any physical separation or separation of any of the life-safety, mechanical, electrical, plumbing, heating, ventilating and air conditioning systems of the Building (collectively, the “Building Systems”) is required in order to separately demise the Renewal Premises from the remainder of the Premises for which the Renewal Option was not exercised, Tenant shall be responsible for the cost of such demising.

2.2.2 The Base Rent payable hereunder for the Premises during each Renewal Term shall be adjusted to the then-prevailing Fair Market Rental Rate (as defined in Section 2.3).

(a) Landlord shall give Tenant written notice of Landlord’s determination of the Fair Market Rental Rate for the applicable Renewal Term (“Landlord’s Statement”) within thirty (30) days after Landlord’s receipt of the Renewal Notice; provided, however, that Landlord shall not be obligated to deliver Landlord’s Statement earlier than twelve (12) months prior to the expiration of the then-current Lease Term. Within fifteen (15) business days after Tenant’s receipt of Landlord’s Statement (“Tenant’s Review Period”), Tenant shall give Landlord written notice of its election to either (a) accept the Fair Market Rental Rate set forth in Landlord’s Statement or (b) reject Landlord’s Statement and request that the Fair Market Rental Rate be determined by arbitration pursuant to Section 2.2.2(b); provided, however, that prior to submitting the matter to arbitration as herein provided, the parties shall first attempt in good faith to resolve their differences in the determination of the Fair Market Rental Rate for a period of thirty (30) days following Landlord’s receipt of Tenant’s notice of its rejection of

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Landlord’s Statement. If Tenant fails to give Landlord notice of its acceptance or rejection of Landlord’s Statement by the expiration of Tenant’s Review Period, then such failure shall be deemed to be Tenant’s rejection of the Fair Market Rental Rate set forth in Landlord’s Statement.

(b) If Tenant gives Landlord notice that it elects arbitration of the Fair Market Rental Rate and Landlord and Tenant have not been able to agree upon the Fair Market Rental Rate within the time period provided in Section 1.6.1(c) or 2.2.2(a), as applicable, Landlord and Tenant shall, within the time period provided in Section 1.6.1(c) or 2.2.2(a), as applicable, each simultaneously submit to the other in writing its good faith estimate of the Fair Market Rental Rate (“Good Faith Estimate”). If the higher of said estimates is not more than one hundred and three percent (103%) of the lower of such estimates, the Fair Market Rental Rate in question shall be deemed to be the average of the submitted rates. If otherwise, then the rate shall be set by arbitration to be held in Santa Monica, California in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association, except that the arbitration shall be conducted by a single arbitrator selected as follows. Within five (5) business days after the simultaneous submittal by Landlord and Tenant of their respective Good Faith Estimates, each shall designate a recognized and independent real estate expert or broker who shall have at least ten (10) years experience in the valuation of rental properties similar to and in the vicinity of the Project. The two individuals so designated shall, within ten (10) business days after the last of them is designated, appoint a third independent expert or broker possessing the aforesaid qualifications to be the single arbitrator, and if they are unable to do so, then the selection shall be made by an arbitrator selected at random by the American Arbitration Association under the Commercial Rules of Arbitration (which arbitrator shall be a real estate lawyer practicing in the greater Los Angeles area with at least ten (10) years of experience in the field of office leasing). The third arbitrator so selected shall, alone, pick one of the two Good Faith Estimates, being the Good Faith Estimate that is closer to the Fair Market Rental Rate as determined by the arbitrator using the definition set forth in Section 2.3. The parties agree to be bound by the decision of the arbitrator, which shall be final and non-appealable, and shall share equally the costs of arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

2.2.3 During each Renewal Term, Tenant shall pay Additional Rent in accordance with the provisions of Article 4, but the Base Year (as defined below) for the Renewal Term shall be determined as part of the determination of the Fair Market Rental Rate.

2.2.4 The Renewal Options set forth in this Section 2.2 are personal to Original Tenant and may not be assigned, transferred or conveyed to any party, except in connection with an assignment of this Lease in its entirety to (i) a Related Transferee or (ii) a Transferee that is an assignee of all of Tenant’s rights under this Lease that is consented to by Landlord, as provided in Article 14 below, and may be exercised only if Original Tenant and/or such Related Transferee or approved assignee is in possession of at least one (1) full floor of the Building without sublease or assignment to any other person or entity.

2.3 Fair Market Rental Rate. The phrase “Fair Market Rental Rate” shall mean the fair market value annual rental rate that a tenant would pay and a landlord would accept in an arm’s length transaction, for delivery on or about the applicable delivery or effective date, for comparable non-renewal, non-expansion space, for a comparable use in the Building and in Comparable Buildings (“Comparable Transactions”). In any determination of Comparable Transactions, appropriate consideration shall be given to (i) annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, (ii) the type of escalation clauses (including without limitation, operating costs, real estate tax allowances or base year and rental adjustments), (iii) rental abatement or free rent concessions, if any, (iv) brokerage commissions, (v) the length of the term, (vi) the size and location of the premises being leased, (vii) building standard work letters and/or tenant improvement allowances, if any (taking into account the existing condition of the Premises or the Available Space, as applicable, but expressly excluding giving any consideration to alterations installed in the Premises at Tenant’s expense) (viii) the extent of services provided to the leased premises and the extent and type of parking rights granted the tenant, (ix) the date as of which the Fair Market Rental Rate is to become effective, and (x) other generally applicable terms and conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make,

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and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

ARTICLE 3

BASE RENT

3.1 Base Rent. Subject to Section 3.2, Tenant shall pay, without notice or demand except as otherwise expressly provided herein, to Landlord or Landlord’s agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term commencing on the Lease Commencement Date, without any setoff or deduction whatsoever except as otherwise expressly provided herein. The Base Rent for the first full month of the Lease Term during which Base Rent is payable shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term (if sooner) at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. All payments received by Landlord from Tenant shall be applied, if Landlord elects in its sole discretion, to the oldest payment obligation owed by Tenant to Landlord, and no designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

3.2 Base Rent Abatement and Credit.

3.2.1 Abatement. Tenant shall not be obligated to pay one-half (1/2) of the Base Rent for the Premises initially leased hereunder for months seventeen (17), eighteen (18), twenty-six (26), twenty-seven (27), thirty-seven (37) and thirty-eight (38) of the initial Lease Term. Tenant shall be and remain obligated during each of such months to pay the remaining one-half (1/2) of the Base Rent and all Additional Rent otherwise due hereunder, including, without limitation, pursuant to Article 4 below.

3.2.2 Rent Credit. Tenant shall be entitled to the following dollar credits (“Rent Credit”) against Base Rent during the initial Lease Term (i.e., the Base Rent otherwise payable under Section 3.1 shall be reduced by the following amounts):

Months 1 – 6	$146,677.30 per month
Months 7 – 8	$124,420.45 per month
Months 9 – 10	$66,770.55 per month
Months 11 – 12	$44,513.70 per month
Month 13	$45,854.89
Months 14 – 16	$22,927.45 per month

Notwithstanding the foregoing provisions of this Section 3.2, if a Default has occurred and is continuing at a time when Tenant would otherwise be entitled to Base Rent abatement or a Rent Credit under this Section 3.2, Tenant shall not be entitled to such abatement or Rent Credit, and Landlord shall not be obligated to provide such abatement or Rent Credit; it being agreed, however, that if this Lease is not terminated due to the Default and Tenant cures the Default, Landlord shall apply any Base Rent abatement or Rent Credit held in abeyance during the continuance of any such Default to the next monthly Base Rent installment(s) due after the cure of such Default.

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ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. As set forth in this Article 4, in addition to paying the Base Rent specified in Article 3, Tenant shall pay “Tenant’s Share” of the annual “Project Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.4, respectively, equitably allocated to the tenants of the Building pursuant to the terms of Section 4.3.1, to the extent such Project Expenses allocated to the tenants of the Building are in excess of such Project Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are sometimes herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent subject to the terms hereof. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 7.1 of the Summary.

4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature incurred in connection with the management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the reasonable cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, but not costs incurred in connection with the implementation and operation of a transportation system management program or a municipal or public shuttle service or parking program resulting from Landlord’s future development activities; (iii) the cost of all insurance which is customary for the Comparable Buildings and is carried in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants; (vii) payments under any equipment rental agreements or management agreements (including the reasonable and customary cost of any management fee and the fair rental value of the property manager’s office, not to exceed the rentable square footage of such office included in the Base Year); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance, management, or security of the Project, or any portion thereof, including employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment which serve the Project in whole or part; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) the cost of any capital improvements made to the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or made to all or any portion of the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not

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applicable to the Project as of the Lease Commencement Date; provided, however, the same shall be amortized (including interest on the unamortized cost) over the shorter of (A) the useful life, or (B) the cost recovery period (i.e., the anticipated period to recover the full cost of such capital item from cost savings achieved by such capital item), of the relevant capital item as reasonably determined by Landlord’s accountants in accordance with generally accepted accounting and management practices, consistently applied; and (xiii) the cost of operations, maintenance, repairs, and other expenditures (whether capital or non-capital in nature) with respect to the “Child Care Facilities,” as that term is defined in Section 29.9, and their lease at the Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities, but Operating Expenses shall not include the cost of future upgrades to the Building Common Areas to accommodate new tenants);

(b) except as set forth in subpart (xii) of the first paragraph of this Section 4.2.3, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations to the Project, costs of any capital improvements to the Project (except as contemplated in clause (xii) above) or, if capital in nature, the costs of new equipment;

(c) costs for which the Landlord is reimbursed (or entitled to reimbursement) by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (m), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

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(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project not caused by Landlord;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art;

(m) fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) (the “Management Fee Cap”) of Landlord’s gross rental revenues (but excluding the cost of after-hours services or utilities) from the Project for any calendar year or portion thereof;

(n) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(o) rent for any office space occupied by Project management personnel to the extent the size of such office space exceeds the rentable square footage of such space included in the Base Year or the rental rate exceeds the fair market rental value of office space occupied by management personnel of Comparable Buildings;

(p) costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(q) costs incurred to comply with laws relating to the removal of Hazardous Material (as defined in Section 29.23) which was in existence in the Building or on the Project prior to the date of this Lease, and costs incurred to remove, remedy, contain, or treat Hazardous Material brought into the Building or onto the Project after the date hereof by Landlord or its agents or contractors or any other tenant of the Project in violation of Environmental Laws;

(r) costs arising from Landlord’s charitable or political contributions;

(s) advertising and promotional expenditures (whether for existing tenants or in order to attract new tenants), and costs of acquisition and maintenance of signs in or on the Building to identify the owner of the Building or other tenants;

(t) marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(u) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements made for tenants or other occupants in the Building or Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or Project;

(v) expenses in connection with services or other benefits for which Tenant is charged directly;

(w) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any other agreement;

(x) costs for services normally provided by a property manager where Operating Expenses already include a management fee to such property manager;

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(y) costs arising from any construction defects in the Project or from latent defects in the shell and core of the Building or any tenant improvements, or repair thereof;

(z) costs (including in connection therewith all attorneys’ fees and costs of settlements, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Project;

(aa) the cost of electric power for which any tenant directly contracts with the local public utility company or for which any tenant is separately metered or submetered and pays Landlord directly, provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building standard amount of electric power;

(bb) the cost of making any repairs, replacements or modifications to the Building or the Project that are required by any federal, state, and local laws, ordinances, rules and regulations, court orders, governmental directives, governmental orders and interpretations of the foregoing (“Applicable Laws”) in effect as of, and as interpreted and enforced by governmental authority having jurisdiction or responsibility for such law as of, the date of this Lease, including without limitation the Americans with Disabilities Act (the “ADA”) and any similar state or local law; and

(cc) the costs of repair of an uninsured casualty (or the deductible portion of an insured casualty) to the Building to the extent such costs, when amortized over the useful life of such repair determined in accordance with generally accepted accounting and management practices, exceed Two Dollars ($2.00) per rentable square foot of the Premises, per annum.

If the Project is not fully occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.4 “Project Expenses” shall mean the sum of “Operating Expenses” and “Tax Expenses”.

4.2.5 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with all or any portion of the Project), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

(a) Tax Expenses shall include, without limitation:

(i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses

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shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies, provided that Tax Expenses allocable to any such private assessment or private cost-sharing agreement were included in the Base Year (or the Base Year is adjusted therefor). It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

(ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(iv) Any possessory taxes charged or levied in lieu of real estate taxes.

(b) Any reasonable expenses incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

(c) Subject to clause (e) below, tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.

(d) The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as “Base Taxes.” If, in any comparison Expense Year subsequent to the Base Year, the amount of Tax Expenses decreases, Tenant shall not be entitled to apply any such decrease in Tax Expenses against Tenant’s Share of any increase in Operating Expenses in such comparison Expense Year or any subsequent comparison Expense Year.

(e) Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year shall be calculated based on a fully completed Project.

(f) Notwithstanding anything to the contrary contained in this Section 4.2.5, Tax Expenses shall exclude the following:

(i) any excess profits taxes, franchise taxes, gift taxes, transfer, recording, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents or receipts attributable to the operation of the Project), or documentary transfer taxes;

(ii) taxes on tenant improvements in any other space in the Project based upon an assessed valuation level in excess of the assessed valuation level for which Tenant is individually responsible under this Lease;

(iii) taxes imposed on land and improvements other than the Project;

(iv) penalties or interest resulting from late or incomplete payments; and

(v) taxes levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes.

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4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 7.2 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises by 100, and dividing the product by the total rentable square feet in the Building.

4.3 Allocation and Calculation of Project Expenses.

4.3.1 Allocation of Project Expenses to Tenants of the Building. Project Expenses (i.e., Operating Expenses and Tax Expenses) are determined annually for the Project as a whole. Since the Building is only one of the buildings which constitute the Project, Project Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Project. The portion of Project Expenses allocated to the tenants of the Building shall consist of (i) all Project Expenses attributable solely to the Building and (ii) an equitable portion of Project Expenses attributable to the Project as a whole and not attributable solely to the Building, the Adjacent Building or to any other building of the Project. Additionally, in allocating Project Expenses to the tenants of the Project, Landlord shall equitably allocate (based on use of the Project area or services in question only) some or all of the Project Expenses allocable to tenants of the Project among different tenants of the Project (the “Cost Pools”). Such Cost Pools shall include the office space tenants of the Project and the retail space tenants of the Project.

4.3.2 Calculation of Project Expenses. Notwithstanding anything to the contrary set forth in this Article 4, when calculating the Project Expenses for the Base Year, such Project Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, and Operating Expenses for the Base Year shall exclude market-wide increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, so long as future Tax Expenses and Operating Expenses after the Base Year do not include any such items.

4.3.3 Payment in Installments. To the extent permitted by Applicable Laws, Landlord shall have the option to either pay assessments for Tax Expenses in installments or in one lump sum payment; provided, however, that for purposes of calculating Tax Expenses under this Lease, it shall be deemed that Landlord paid the assessments over the maximum number of installments permitted by Applicable Laws, and Tax Expenses shall include any and all interest that would have been charged thereon.

4.4 Calculation and Payment of Additional Rent.

4.4.1 Calculation of Excess. For every Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, and as Additional Rent, an amount equal to Tenant’s Share of Project Expenses for such Expense Year in excess of Tenant’s Share of Project Expenses for the Base Year.

4.4.2 Statement of Actual Project Expenses and Payment by Tenant. Landlord shall give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the “Statement”) which shall state the Project Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of Tenant’s Share of Project Expenses in excess of Tenant’s Share of Project Expenses for the Base Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due that is at least thirty (30) days after Landlord’s delivery of the Statement, the full amount of Tenant’s Share of Project Expenses for such Expense Year in excess of Tenant’s Share of Project Expenses for the Base Year, less the amounts, if any, paid during such Expense Year as “Estimated Additional Rent,” as that term is defined in Section 4.4.3. If the amount of Tenant’s Share of Project Expenses for such Expense Year in excess of Tenant’s Share of Project Expenses for the Base Year is less than the amount paid by Tenant as Estimated Additional Rent during the applicable period of the Expense Year (but not including any period of the Expense Year which occurs after the Lease has terminated), Landlord shall pay the difference to Tenant together with the applicable Statement, even if the Lease has terminated or expired. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4; provided, however, that, notwithstanding

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anything to the contrary in this Lease, Tenant shall not be obligated to pay for any Project Expenses incurred in a particular Expense Year submitted to Tenant for payment thereof after the end of the thirty-sixth (36th) calendar month following such Expense Year. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Project Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if Tenant’s Share of Project Expenses for such Expense Year is in excess of Tenant’s Share of Project Expenses for the Base Year, then Tenant shall within thirty (30) days of billing pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1. The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

4.4.3 Statement of Estimated Project Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Project Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to the tenants of the Building, and the estimated amount of Tenant’s Share of Project Expenses in excess of Tenant’s Share of the Project Expenses for the Base Year (the “Estimated Additional Rent”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this Article 4. If, pursuant to the Estimate Statement, Estimated Additional Rent is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall pay directly, or reimburse Landlord upon demand, for any and all of the following taxes required to be paid by Landlord (excluding state, local and federal personal or corporate income taxes):

4.5.1 taxes measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out (which is deemed to be $40.00 per rentable square foot) regardless of whether title to such improvements shall be vested in Tenant or Landlord, provided that this subparagraph 4.5.1 shall be interpreted and applied to determine Tenant’s obligation hereunder as though all tenant leases for the Building had the same provision;

4.5.2 except to the extent included in Tax Expenses, taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Project parking facility); or

4.5.3 taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Tenant’s Audit Rights. If Tenant wishes to dispute an amount shown on the annual Statement of Project Expenses, Tenant must commence such audit in accordance with this Section 4.6 within twenty-four (24) months after Tenant’s receipt of the annual Statement (“Review Period”). Tenant must give Landlord notice of any such audit at least 30 days prior to commencing such audit. Tenant may only conduct one audit per Expense Year. If Tenant does not commence an audit within such Review Period, Tenant shall have waived its right to audit such annual Statement. No audit may be conducted while Tenant is in Default under this Lease. Any audit by Tenant hereunder must be conducted by a nationally or regionally recognized independent certified public accountant designated by Tenant, with such firm to be paid on an hourly and not on a contingent fee basis Tenant’s auditors may conduct a reasonable and specifically defined audit of Landlord’s books and records concerning the Operating Expenses of the Project reflected on the annual Statement, provided that Tenant causes its auditors to

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diligently pursue such audit to completion as quickly as reasonably possible and provided, further, that Tenant and such accountant shall, and shall each use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s books and records in strict confidence. Landlord agrees to make available to Tenant’s auditors, at Landlord’s office in the Building, the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord’s offices. Tenant shall bear all costs of such audit, including Landlord’s actual copying costs and personnel costs, if any, incurred in connection with such audit (provided that, prior to incurring any personnel costs in connection with such audit, Landlord shall advise Tenant of Landlord’s anticipated personnel costs so that Tenant may, at Tenant’s option, modify Tenant’s activities with regard to such audit in order to preclude the need for Landlord to incur such personnel costs), except that if the audit (as conducted and certified by the auditor) shows an aggregate overstatement of Project Expenses of five percent (5%) or more, and Landlord’s auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by binding arbitration between the parties conducted in Santa Monica California by the American Arbitration Association under the Commercial Arbitration Rules, using a single arbitrator selected by the parties pursuant to such rules, or by such other dispute resolution mechanism to which the parties may mutually agree in writing), then Landlord shall bear all costs of the audit (and, if applicable, the arbitration or other dispute resolution mechanism). If the arbitration or other dispute resolution mechanism selected by the parties confirms that the Project Expenses were not overstated by five percent (5%) or more, then Tenant shall bear the cost of the audit and such arbitration or other dispute resolution mechanism. If the agreed or confirmed audit shows an underpayment of Project Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Project Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed. In addition to the other rights of Tenant set forth in this Section 4.6, Tenant shall have the right within twenty-four (24) months after Tenant’s receipt of an annual Statement, without conducting an audit, to meet with Landlord’s representatives to discuss items on such Statement and to obtain from Landlord information reasonably requested by Tenant in support of the amounts shown on such Statement.

ARTICLE 5

USE OF PREMISES

Tenant shall use the Premises solely for general office purposes, including software development, consistent with the character of the Project as a first-class office building project, and lawful uses ancillary to general office use, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit “C”, attached hereto, or in violation of Applicable Laws. Tenant’s use of the Project common areas and Project parking garage shall comply with all recorded covenants, conditions and restrictions currently of record with respect to the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of “Hazardous Material”, as that term is defined in Section 29.23, and subject to the exceptions provided for in said section.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) in the Premises when necessary for normal comfort for normal office use and normal occupancy density as determined by Landlord, from Monday through Friday, during the period from 8 A.M. to 6 P.M. and on Saturday during the period from 9 A.M. to 1 P.M., except for the date of observation of national and state holidays (including, without limitation, New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day and Christmas Day) (collectively, the “Holidays”).

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6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord; provided, however, Landlord confirms that it shall furnish to the Premises 24 hours per day, 7 days per week (except for emergencies and periodic repairs), subject to the terms of this Lease, an average of four (4) watts of 120 volts electric current (connected load) per rentable square foot of the Premises (exclusive of electric current for building standard HVAC) and one (1) watt of 277 volts electric current per rentable square foot of the Premises for lighting. Tenant shall be entitled to draw additional electric power, up to Tenant’s pro rata share (based on the ratio of the rentable square footage of the Premises to the rentable square footage of the Building) of the Building’s electrical capacity, so long as Tenant provides, at Tenant’s sole cost and expense, the transformers, panel boards, electric circuits, breakers and power meters for such additional electrical load. Tenant shall bear the cost of replacement of “above Building standard” lamps, starters and ballasts for lighting fixtures within the Premises.

6.1.3 Landlord shall provide reasonable amounts of city water (both cold and tepid) to the Building core on the floor of the Building on which the Premises are located for drinking, lavatory and toilet purposes. Tenant shall be responsible for the costs of all distribution of water from the Building core on the floor to any new drinking fountains or new lavatory facilities not presently located in the space, or otherwise provided in the Premises.

6.1.4 Landlord, as an Operating Expense, shall provide janitorial services Monday through Friday, commencing after 6:00 P.M., except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with the Comparable Buildings. Landlord may impose a reasonable charge on Tenant for providing any additional or unusual janitorial or cleaning services to Tenant or the Premises which are required because of the nature or hours of Tenant’s business operations, Tenant’s non-Building standard Tenant Improvements (as such term is defined in the Tenant Work Letter attached hereto as Exhibit “E”), and/or the security procedures imposed on the janitorial contractor providing such services for the Premises, provided that Tenant receives advance notice of such unusual cleaning (except in cases of emergency).

6.1.5 Subject to the other provisions of this Lease, Tenant shall have (a) the right to access the Premises, Building, and Project and subterranean parking facility twenty-four (24) hours per day, seven (7) days per week, 365 days per year; and (b) elevator service to the Premises floor(s) twenty-four (24) hours per day, seven (7) days per week, in each case as may be controlled by an access card or similar security access device, and subject, however, to Landlord’s right to control access to the Project, the Building, the subterranean parking facility or the Premises in the case of emergencies or to impose reasonable security measures in response to security concerns involving the Project or any portion thereof. Landlord shall provide non-exclusive freight elevator service during the hours of operation set forth in Section 6.1.1 above at no charge to Tenant. Landlord shall provide or cause to be provided access control, security and supervision substantially consistent with the Comparable Buildings. Although Landlord agrees to arrange for such access control and security, neither Landlord nor any Landlord Parties (as defined in Section 10.1 hereof) shall be liable for, and Landlord and the Landlord Parties are hereby released from, any responsibility for any damage either to person or property sustained by Tenant or any of its employees, invitees or contractors, incurred in connection with or arising from any acts or omissions of Landlord’s security contractor, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Party or Landlord’s default under this Lease. Tenant shall have the right to install, at Tenant’s expense, a separate security access control system (which may be a card-key security system) in the Premises, so long as such security system is compatible with the Building’s card-key access control system which controls access to the parking areas, Building entry and elevator access. The security system installed by Tenant in the Premises shall be subject to Landlord’s prior written approval of the type of system and its installation, which approval Landlord will not unreasonably withhold so long as such system meets the foregoing compatibility requirement.

6.2 Overstandard Tenant Use.

(a) Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed (but may be withheld in Landlord’s discretion if Tenant’s proposed use would materially and adversely affect any of the Building Systems, would materially and adversely affect access to or safety of any premises in the Building, or would materially and adversely affect the quiet enjoyment of any other tenant in the Building, unless

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Tenant agrees to pay for Landlord’s costs of mitigating any such material and adverse effect, as reasonably determined by Landlord), use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

(b) Without limiting the generality of the foregoing, Tenant shall have the right, subject to compliance with Article 8 and subject to Landlord’s reasonable approval with respect to capacity and specifications, to install and use supplemental air conditioning units in the Premises, and Tenant shall be solely responsible for all costs and expenses thereof, including the cost of installation, operation and maintenance of such units. The Building does not have chilled water available for Tenant’s supplemental air conditioning units. Tenant shall have the right to utilize the Building’s condenser water to serve Tenant’s supplemental air conditioning units by connecting to the Building’s condenser water cooling tower on the roof, provided that Tenant shall pay the following charges in connection therewith as Additional Rent hereunder within thirty (30) days of Landlord’s billing therefor: a $750 per ton one-time connection fee; a per month operating charge for Tenant’s use of the cooling tower (currently $29.84 per ton per month); the cost of any electrical consumption associated with Tenant’s connection to the cooling tower (currently billed at $0.15 per kilowatt hour); and the cost of installation of a submeter to monitor such electricity usage by Tenant. Landlord may require Tenant, at Tenant’s sole cost and expense, to remove any such supplemental air conditioning units upon the expiration or earlier termination of this Lease and repair any damage to the Premises and the Project caused by such removal, provided that Landlord shall only have the right to require such removal and restoration if Landlord notifies Tenant in writing at the time of plan approval that removal will be required.

(c) Subject to availability of space, Tenant shall have the right to install, at Tenant’s sole cost and expense, air cooled condenser unit(s) on the roof of the Building (referred to herein as the “Additional HVAC Equipment”) to support Tenant’s supplemental air units in the Premises. Tenant shall pay Landlord five hundred dollars ($500) per month as rental for the rooftop space; provided that Landlord makes no representation or warranty that there is space available on the roof for any Additional HVAC Equipment. In the event that the Additional HVAC Equipment will be located on the roof, Tenant and Landlord shall enter into a rooftop license agreement in the form attached hereto as Exhibit “J”. The Additional HVAC Equipment shall comply with applicable insurance regulations and applicable laws, shall not cause permanent damage or injury to the Building, Building Systems, Base, Shell and Core or the Premises, shall not create a dangerous or hazardous condition nor interfere with or disturb other tenants in the Building, and shall be consistent with a first-class office building. Tenant shall be responsible for all costs related to the Additional HVAC Equipment and installation thereof, including without limitation, costs of any modification to the Base, Shell and Core, Building Systems and Building Structure and costs of subsequent maintenance in connection therewith. Landlord may separately meter the utilities supplied to such Additional HVAC Equipment and in such event Tenant shall pay the cost thereof directly to Landlord, within thirty (30) days of billing therefor, including the cost of such additional metering devices. Amounts payable by Tenant to Landlord pursuant to this Section 6.2(c) shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. At Landlord’s option, Landlord may require Tenant, at Tenant’s sole cost and expense, to remove the Additional HVAC Equipment upon the expiration or earlier termination of this Lease and repair any damage to the rooftop and any other portions

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of the Project caused by such removal, provided that Landlord shall only have the right to require such removal and restoration if Landlord notifies Tenant in writing at the time of plan approval that removal will be required.

6.3 After-Hours HVAC. Tenant shall have the ability to activate the HVAC system for service to the Premises twenty-four (24) hours per day, seven (7) days per week, 365 days per year (except for emergencies and for periodic repairs) which includes, without limitation, during all hours for which Landlord is not obligated to supply such HVAC utilities pursuant to the terms of Section 6.1 (“After-Hours HVAC”). All After-Hours HVAC service shall be provided to Tenant by Landlord, at Tenant’s expense, at the prevailing rate charged at the Building therefor from time to time (which is currently $85.00 per floor per hour); provided that if Tenant is separately charged for After-Hours HVAC in no event shall any charges related to providing After-Hours HVAC be included in Operating Expenses. Amounts payable by Tenant to Landlord for such use of After-Hours HVAC services shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to pay for a total of 1,720 hours of After Hours HVAC provided to the Premises initially leased hereunder during the initial Lease Term (the “Free HVAC”). The Free HVAC may be allocated to the initial Premises as desired by Tenant over the course of the initial Lease Term, until exhausted.

6.4 Interruption of Use. Except as otherwise expressly provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, except as otherwise expressly provided in this Lease, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, including, but not limited to, a failure to provide telecommunications, including telephone risers. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable and such compliance does not materially interfere with Tenant’s use of the Premises.

6.5 Rent Abatement. If Landlord fails to provide any of the services required to be provided by Landlord under Section 6.1 or to perform the obligations required of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the non-functioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the non-functioning of the elevator or any other service essential to Tenant’s use and occupancy of the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure (the “Landlord Failure”). If Landlord has not cured such Landlord Failure and reinstated such services within three (3) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Landlord Failure and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Failure and reinstate such services within two (2) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date of the Initial Notice to the earlier of the date Landlord cures such Landlord Failure or the date Tenant recommences the use of such portion of the Premises. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

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ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep or cause to be kept the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances in the Premises. Notwithstanding the foregoing, subject to the cost allocations therefor elsewhere in this Lease, Landlord shall be responsible for repairs, maintenance and improvements to the exterior walls, foundation, structure and roof of the Building, the structural portions of the floors of the Building, the common areas, and the Building Systems, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, subject to Section 10.5. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree, provided that, except in the case of an emergency, Landlord shall give Tenant at least 24 hours prior written notice of any such entry into the Premises, and Landlord shall undertake such work in a diligent manner which minimizes any interference with Tenant’s use or occupancy of the Premises to the greatest extent practicable. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Except as hereinafter provided in this Section 8.1, Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the desired date of commencement thereof and which consent will not be unreasonably withheld, conditioned or delayed; provided however, that Landlord’s consent shall not be required for Alterations which are strictly cosmetic in nature, such as paint and carpet, so long as Tenant provides Landlord with at least two (2) business days’ prior written notice of such cosmetic Alterations. With respect to Alterations for which Landlord’s consent is required, Landlord may withhold its consent in its sole discretion with respect to any proposed Alteration which would create a Design Problem. As used in this Lease, a “Design Problem” means that the proposed Alteration (a) will have an adverse effect on the structural integrity of the Building; (b) is not in compliance with Applicable Laws; (c) would have an adverse effect on the Building Systems; (d) would affect the exterior appearance of the Building; (e) does not comply with the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards (as defined in the Tenant Work Letter); (f) would cause unreasonable interference with the normal and customary office operations of any other tenant in the Building, or (g) is presented to Landlord with incomplete, missing or inaccurate information. Landlord’s consent shall not be required for Alterations which do not create a Design Problem and cost less than $75,000 per project, so long as Tenant provides Landlord with at least ten (10) business days’ prior written notice of such desired Alterations (cosmetic Alterations require only two (2) business day’s prior notice, as set forth above). With respect to Alterations for which Landlord’s consent is required, Landlord agrees to provide its consent or a written explanation of its withholding of consent within ten (10) business days of Landlord’s receipt of Tenant’s notice of proposed Alterations, together with such other materials as are reasonably necessary for Landlord’s analysis of the proposed Alterations. Landlord shall reasonably cooperate with Tenant in Tenant’s obtaining all necessary permits for Alterations in compliance with this Article 8. The construction of the initial Tenant Improvements in the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord, in its reasonable discretion, may deem desirable, including, but not limited to, the

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requirement (i) that Tenant utilize for such purposes only contractors, mechanics and materialmen (collectively, “contractors”), materials, space planners, architects and engineers reasonably approved by Landlord, and/or (ii) that Tenant shall, at Tenant’s expense, remove any portion of such Alterations which are not customary office use in nature (such as stairwells or private restrooms) (“Above Standard Installations”) if required by Landlord upon the expiration or any early termination of the Lease Term (provided that Landlord shall notify Tenant of such removal requirement in writing at the time of Landlord’s consent to such Above Standard Installations). All contractors working on the Alterations must be union contractors, subject to the following: service providers, architects, engineers and consultants who do not perform any physical construction work do not have to be union. General contractors do not have to be union, with the condition that they do not perform any construction work in-house and have on-site only a superintendent and a laborer for clean-up. Furniture installers must belong to the carpenter’s union, and all trades (subcontractors) must be union; provided, however, that Tenant may use non-union labor for the following trades: demolition, glazing, flooring and cabling, but in the case of labor disruption or the threat of a disruption as determined by Landlord in its sole discretion, Tenant shall immediately cease using such non-union labor and switch to union-labor. Tenant shall immediately cease using any contractor that Landlord determines is not suitable for the Project, whether because of quality of the work or because of any potential or actual adverse impact of such contractor on the Project or on the labor relations between Landlord and any trade unions (including picketing or otherwise disrupting tenants or operations at the Project). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Santa Monica, all in conformance with Landlord’s Construction Rules and Regulations provided to Tenant by Landlord. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant’s obligations under Article 9, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations as to any Alterations for which Landlord’s consent was required.

8.3 Payment for Improvements. In the event Tenant orders any Alterations or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within thirty (30) days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord’s option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord an agreed-upon percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work, which amount payable to Landlord shall not exceed Ten Thousand Dollars ($10,000).

8.4 Construction Insurance. In the event that Tenant makes any Alterations, Tenant agrees that either it or its general contractor will carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 immediately upon completion thereof.

8.5 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord’s consent to any Above Standard Installations, required that Tenant remove any such Above Standard Installations upon the expiration or early termination of the

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Lease Term (provided that Landlord notified Tenant of such removal requirement at the time of Landlord’s consent), Landlord may require Tenant, at Tenant’s expense, to remove such Above Standard Installations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of such Above Standard Installations, Landlord may do so and may charge the cost thereof to Tenant. The removal and restoration requirements with respect to the supplemental air conditioning units and Additional HVAC Equipment are set forth in Section 6.2 above.

8.6 Tenant’s Property. Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property. Notwithstanding anything to the contrary in this Lease, Tenant may from time to time remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal, and Landlord shall have no lien or other interest in any item of Tenant’s Property.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or material men or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring ten (10) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver.

10.1.1 To the extent not prohibited by law, and except as expressly set forth otherwise, Landlord, its members and their respective partners, subpartners, officers, agents, servants and employees (collectively, “Landlord Parties”) shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from Tenant’s use or alteration of the Premises or the conduct of its business therefrom or from any activity performed in or about the Premises, the Building or any part of the Project by Tenant or its agents, invitees or licensees, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of any Landlord Party or the breach by Landlord of its obligations under this Lease, and Landlord shall indemnify and hold Tenant and Tenant Parties harmless from any loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) arising from such negligence or willful misconduct or breach. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, provided that Landlord has provided Tenant with written notice stating that Landlord is negotiating or has executed a new lease for the Premises and/or that a new tenant for the Premises requires access to or is prepared to move into the Premises. Landlord agrees to notify Tenant of any liability for which Tenant may be liable to

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Landlord pursuant to the foregoing and Tenant shall have the right, but not the obligation, to defend Landlord against any such liabilities with counsel reasonably satisfactory to Landlord. Notwithstanding anything in this Lease to the contrary, (i) Landlord shall not be released or indemnified from any breach of Landlord’s representations or obligations under this Lease or the Tenant Work Letter and (ii) Landlord shall not be released or indemnified from any losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, or Landlord’s violation of any law, order or regulation. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.1.2 Notwithstanding anything to the contrary set forth in this Lease, because Tenant compensates Landlord for insurance obtained by Landlord as part of Tenant’s Share of Operating Expenses, and because of the existence of the waivers of subrogation set forth in Section 10.5, Tenant shall be relieved of its indemnity obligation only with respect to any liabilities for Landlord’s property damage, even if such damage results from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees, to the extent such liabilities are due to a risk covered by insurance of the type required to be carried by Landlord and paid for in part by Tenant as part of Operating Expenses. Similarly, since Tenant is required to carry insurance pursuant to Section 10.3 to cover its personal property within the Premises, Landlord shall be relieved of its indemnity obligation with respect to any liabilities arising in connection with any of Tenant’s personal property within the Premises, to the extent such liabilities are due to a risk covered by insurance of the type required to be carried by Tenant pursuant to Section 10.3, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees. The parties’ agreement to indemnify and hold each other harmless pursuant to this Article 10 is not intended to and shall not relieve any insurance carrier of its obligations under policies carried by Landlord of Tenant, respectively, to the extent that such policies cover the result of such acts, omissions or willful misconduct. If either party fails to carry insurance required to be carried by it pursuant to this Lease, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.

10.2 Tenant’s Compliance with Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for other than general office uses consistent with a first class office building causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Subject to Article 24, Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall, at its own cost, procure and maintain in effect the following coverages in the following amounts at all times during the Lease Term (and prior to the Lease Commencement Date with respect to any use or activity of Tenant hereunder at the Project).

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence
$3,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence
$3,000,000 annual aggregate
0% Insured’s participation

10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed

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by, for, or at the expense of Tenant, (ii) the Tenant Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Building Systems and the “Base Building,” as that term is defined herein below), and (iii) all other improvements, alterations and additions to the Premises made by or on behalf of Tenant. The term “Base Building,” for purposes of this Lease, shall mean the structural portions of the Building, and the public restrooms and the Building Systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Such insurance shall be provide physical loss or damage protection against any peril included within the classification “all risk coverage” or “causes of loss – special form”, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage. Such insurance shall provide equivalent or greater coverage than that provided by ISO Form CP 10 30. The proceeds of such insurance (other than for trade fixtures, merchandise and other personal property of Tenant), so long as this Lease is in effect, shall be used for the repair or replacement of the Tenant Improvements and Alterations so insured to the extent necessary to put the Premises in a usable condition generally consistent with the quality of such improvements prior to the loss or casualty giving rise to the repair or replacement. Upon a casualty giving rise to the termination of this Lease, the proceeds of insurance shall be paid to Landlord and Tenant, as their interests appear in the insured property. The full replacement value of the items to be insured under this Section 10.3.2 shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement to the policy at the time the policy is initially obtained, and shall be increased from time to time in order to maintain the replacement value coverage.

10.3.3 Workers’ Compensation Insurance in form and with limits in accordance with the laws of the State of California, including Occupational Disease Insurance, and Voluntary Compensation Insurance, and Employer’s Liability Insurance with limits not less than One Million Dollars ($1,000,000) per occurrence; per employee for disease; and in the aggregate for disease.

10.3.4 Loss of income or business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) provide that Landlord and CBRE (and any future lender or lenders designated by Landlord to Tenant) are each an additional insured as to the insurance described in Section 10.3.1 above; (ii) be written on an “occurrence” basis and have a deductible which does not exceed the deductible amount(s) maintained by similarly situated tenants in other Comparable Buildings; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage materially adversely changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord concurrently with Tenant’s execution of this Lease with respect to the New Space (and, with respect to the Subleased Space, promptly upon the termination or earlier expiration of the Subleases) and at least thirty (30) days before the expiration dates thereof. Each certificate of insurance shall name Landlord as the certificate holder. Tenant shall either provide Landlord with a blanket additional insured endorsement which evidences the fact that each of the parties named above is covered as an additional insured on the Commercial General Liability Insurance policy required under Section 10.3.1 or originals of the endorsements to the Commercial General Liability Insurance policy providing equivalent or greater coverage than that provided by ISO Form CG 20 10 11 85 (form B), which include the following exact wording:

It is agreed that Water Garden Realty Holding LLC and CBRE, and their respective members, managers, partners, officers, directors, affiliates, agents, employees, successors

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and assigns are additional insureds. The coverage under this policy is primary insurance with respect to liability arising out of the ownership, maintenance or use of the premises leased to [Tenant].

Such endorsements must be separate from certificates of insurance. Unless Tenant provides Landlord with a blanket additional insured endorsement which evidences the fact that each of the parties listed above is covered as an additional insured on the CGL policy required above, it is not acceptable to have the above-referenced language typed or written on the certificates of insurance in lieu of providing Landlord with the required endorsements. Each certificate of insurance and endorsement required hereunder must have an original signature. Rubber stamped signatures will not be accepted. Should Tenant at any time fail to provide the insurance required by this Lease, or should such insurance be cancelled, Landlord shall have the right (after giving Tenant five (5) days notice, with opportunity to cure such failure or cancellation), but not the duty, to procure the same and Tenant shall pay the cost thereof as Additional Rent within ten days after Landlord’s demand.

10.5 Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. If required, Landlord and Tenant shall provide their respective insurance companies with notice of such waiver and pay any additional premium to the extent necessary for such waiver to be valid. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant hereby waive any right that either may have against the other on account of any direct or consequential loss or damage to their respective property to the extent such loss or damage is due to a risk insured under policies of insurance for fire and “all risk” coverage or “causes of loss – special form” coverage, theft, or other similar insurance maintained or required to be maintained by the waiving party, whether or not such damage or loss is attributable to the negligence of either party or their agents, invitees, contractors or employees. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

10.6 Additional Insurance Obligations. Upon at least 30 days prior written notice from Landlord, which notice may not be given more than once in any twenty-four (24) month period during the Lease Term, Tenant shall carry and maintain during the balance of the Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required to be maintained by companies in a similar type of industry as Tenant, by owners and managers of the Comparable Buildings.

10.7 Landlord’s Insurance. Throughout the Lease Term, Landlord shall procure and maintain in force (subject to reimbursement for the cost thereof as an Operating Expense in accordance with Article 4) (a) physical damage insurance of the type commonly referred to as an “all risk of physical loss” or “causes of loss – special form” policy, including fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and water damage covering the Building (including, without limitation, all Building Systems), and (b) commercial general liability insurance insuring the Project against such risks and hazards as are customarily insured against in coverage and in relative amount, in Landlord’s reasonable judgment, by others similarly situated and operating Comparable Buildings, but in no event less than Three Million Dollars ($3,000,000) per occurrence and general aggregate, combined single limit, for injuries to non-employees and property damage.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises, Base Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Premises, Base Building and such Common Areas, provided that Tenant has assigned to and diligently transfers to Landlord all insurance proceeds relating to the insurance required under Section 10.3.2 (other than for Tenant’s Property) and has paid to

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Landlord all deductibles applicable under such policies, except that if such amount is greater than $500,000, Tenant may deposit such amount into escrow with a title company or other institutional escrow holder acceptable to Landlord with irrevocable instructions that such amount be paid to Landlord for repair costs on a pro rata basis as repairs progress. Subject to the foregoing qualifications, such restoration shall be to substantially the same condition of the Premises, Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or, provided such modifications do no not unreasonably interfere with Tenant’s use of or access to the Premises or parking rights or materially increase the obligations or decrease the rights of Tenant under this Lease or reduce the quality of the Building or Project, any other modifications to the Base Building or the Common Areas reasonably deemed desirable by Landlord. Tenant may, at Tenant’s sole cost and expense, repair any injury or damage to Tenant’s Property, in accordance with Article 8 above. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair of the Premises, Base Building or the Common Areas; provided, however, that if Tenant has assigned and transferred to Landlord the insurance proceeds and paid the deductible(s) referenced in the second sentence of this Section 11.1, and if such fire or other casualty shall have damaged the Premises, Base Building or Common Areas necessary to Tenant’s occupancy of the Premises, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease as the sole result of the damage to the Premises, Base Building or the Common Areas, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Landlord shall give Tenant written notice (the “Repair Notice”) stating the estimated length of time that will be required to repair casualty damage as soon as reasonably possible after such damage, but in no event later than thirty (30) days following the date Landlord first has knowledge of the damage. Notwithstanding the terms of Section 11.1, if the Building or a Material Project Portion (as hereinafter defined) suffers major and material damage, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Material Project Portion; and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord first has knowledge of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or a Material Project Portion is majorly, materially damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs to be made by Landlord cannot reasonably be completed within two hundred ten (210) days after the date Landlord first has knowledge of the damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage which is required to be repaired by Landlord is not fully covered, except for deductible amounts, by Landlord’s insurance policies (provided such shortfall of insurance proceeds is at least Two Million Dollars ($2,000,000); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred ten (210) days after the date Landlord first has knowledge of the damage (which such repairs are made without the payment of overtime or other premium), Tenant may elect, no earlier than sixty (60) days after the date Landlord first has knowledge of the damage and not later than ninety (90) days after the date Landlord first has knowledge of the damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 210-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the

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Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Landlord shall not terminate this Lease pursuant to this Article 11 in an arbitrary or discriminatory manner. As used herein and in Article 13, “Material Project Portion” means the Project parking facility or portions of the Common Areas which are substantially significant and necessary for Building operation.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

11.4 Damage Near End of Term

11.4.1 If, during the last year of the Lease Term (as the same may have been extended), the Premises, access thereto within the Project or Building Systems serving the Premises suffer damage so that the Premises are rendered untenantable and the repair of the Premises cannot, in the reasonable opinion of Landlord, be completed within fifty percent (50%) of the remaining portion of the Lease Term at the time Landlord first has knowledge of the damage, Tenant shall have the option to terminate this Lease (“Tenant’s Third Termination Option”). If Landlord determines that all or a portion of the Premises cannot be repaired within such period, Tenant shall have thirty (30) days from Tenant’s receipt of the Repair Notice to exercise Tenant’s Third Termination Option by written notice to Landlord. If Tenant exercises Tenant’s Third Termination Option, this Lease shall terminate, as of a date not less than thirty (30) days nor more than sixty (60) days after Tenant’s notice to Landlord of the exercise of Tenant’s Third Termination Option.

11.4.2 In addition to Landlord’s rights under Section 11.2, if, during the last year of the Lease Term (as the same may have been extended), the Premises, access thereto within the Project or Building Systems serving the Premises suffer damage so that the Premises are rendered untenantable and the repair of the Premises cannot, in the reasonable opinion of Landlord be completed within fifty percent (50%) of the remaining portion of the Lease Term at the time of the damage, Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after Landlord’s delivery of the Repair Notice, either (i) to make such repairs within a reasonable time, in which event this Lease shall continue in full force and effect or (ii) to terminate this Lease as of a date not less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant to terminate this Lease.

ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, and any waiver by Landlord or Tenant, as the case may be, of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

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ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Building or Material Project Portion shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises or Tenant’s parking rights are substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. If this Lease is terminated as provided above, Tenant, in addition to relocation costs, shall be entitled to a share of Landlord’s award equal to the unamortized cost of the Tenant Improvements paid for by Tenant in excess of the Tenant Improvement Allowance.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (for purposes hereof, “employees” shall include independent contractors, consultants, and partners performing services for Tenant at the Premises without the payment of rent to Tenant and not occupying the Premises pursuant to a sublease or in separately demised space) (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”), except for Transfers allowed pursuant to Section 14.7. If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) business days nor more than two hundred seventy (270) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including calculation of the “Transfer Premium”, as that term is defined in Section 14.3, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, the nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, not to exceed in the aggregate $2,500 per consent request.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in theTransfer

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Notice. Landlord shall approve or disapprove of a proposed Transfer within ten (10) business days after Landlord’s receipt of the applicable Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof, unless Landlord then leases space to a government agency or instrumentality thereof (other than leases by Landlord to a foreign consulate or a trade office);

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease or sublease, as applicable, on the date consent is requested; provided, however, (i) for any sublease(s) covering up to an aggregate of 20,000 square feet of the Premises which are in effect at the same time, Landlord shall not withhold its consent to such sublease(s) based on the financial credit or financial stability of the Transferee, and (ii) for any sublease(s) covering more than an aggregate of 20,000 square feet of the Premises at any one time, Landlord will reasonably consider the financial worth and/or financial stability of the Transferee in conjunction with the financial worth of Tenant at the time, provided that Tenant’s financial strength shall be taken into account in determining whether there exists sufficient financial strength to support future performance under this Lease;

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.5 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, or other similar right held by Tenant; or

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Adjacent Building or Phase I at the time of the request for such consent, or (ii) is actively negotiating with Landlord to lease space in the Adjacent Building or Phase I at such time, provided in either such case that Landlord or the owner of Phase I then has available space for lease in the Adjacent Building or Phase I which is suitable for the needs of such proposed Transferee in terms of size and location. As used in this Section 14.2.6, “actively negotiating” shall mean that there has been at least a written lease proposal and a written response thereto (other than an outright rejection), with at least one of said writings occurring in the three (3)-month period immediately preceding the Transfer Notice. It is expressly agreed that this Section 14.2.6 shall be inapplicable to occupants of the Building (i.e., Landlord will not withhold its consent to a Transfer request solely on the basis that the proposed Transferee or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is an occupant of the Building).

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be declaratory judgment, an injunction for the relief sought or monetary damages (but never consequential damages), and Tenant hereby waives all other remedies on its

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own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium” received by Tenant from such Transferee, except that Tenant may retain one hundred percent (100%) of any Transfer Premium received in connection with Tenant’s subleasing of up to an aggregate of fifteen percent (15%) of the rentable square footage of the Premises. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred and after recovery by Tenant of (a) the actual brokers’ commissions paid by Tenant, not to exceed commissions for similar transactions; (b) tenant improvement costs incurred by Tenant to effect such Transfer; (c) other economic concessions (allowances, moving expenses, etc.); (d) reasonable, actual advertising costs and legal fees; (e) any other reasonable, customary costs actually paid or incurred in assigning or subletting the transferred space or in negotiating or effectuating the assignment or sublease; and (f) reasonable attorneys’ fees; and (g) the Base Rent and Additional Rent pursuant to Article 4 paid by Tenant to Landlord with respect to the Transfer Space during the period such space is vacant and not used for business office operations and prior to the date the assignee or subtenant commences to pay rent to Tenant for such space, provided no such “vacancy cost” shall be recognized to the extent attributable to the period occurring prior to the date Tenant has vacated such Transfer Space and executed a brokerage listing agreement with an independent third party broker for the Transfer Space and delivered the Transfer Notice to Landlord. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of the entire Premises for the entire remaining Lease Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”). Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Intention to Transfer Notice, to recapture the Premises. In the event such option is exercised by Landlord, this Lease shall be canceled and terminated as of the Contemplated Effective Date. If Landlord declines, or fails to timely elect to recapture the Premises under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such ten (10) business day period, Landlord shall not have any right to recapture the Premises during the Nine Month Period, provided that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period, Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer of the entire Premises for the entire remaining Lease Term, as provided above in this Section 14.4. The Transfer Notice described in Section 14.1 above may, at Tenant’s election, also constitute the Intention to Transfer Notice, if (i) the notice so specifies, and (ii) the notice contains all of the information required for an Intention to Transfer Notice.

14.5 Effect of Transfer. In the event of a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) Landlord’s consent to a Transfer shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. No Transfer, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease.

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14.6 Additional Transfers. Subject to Section 14.7 below, for purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Related Transferees. Notwithstanding anything to the contrary contained in this Article 14, a Transfer of all or a portion of the Premises to (i) an entity controlling, controlled by or under common control with Original Tenant, or (ii) a successor entity (whether by merger, consolidation or otherwise) which after such transaction directly or indirectly owns all or substantially all of Original Tenant’s assets or shares (each a “Related Transferee”) shall not require Landlord’s consent or payment of any amount to Landlord, provided that (a) Tenant notifies Landlord of any such Transfer prior to such Transfer, unless Tenant is legally prohibited from such prior disclosure, in which case Tenant shall provide such notice as soon as possible, but in no event more than three (3) business days, after such Transfer, (b) Tenant promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer and the Related Transferee, which Landlord shall maintain in confidence to the extent such information is not otherwise available to the public, except for disclosures thereof as required by law, or as necessary to Landlord’s counsel, accountants, lenders and advisers in connection with the operation and management of the Project and the analysis of the Transfer, (c) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, and (d) the Letter of Credit, or a substitute or replacement Letter of Credit acceptable to Landlord, remains in full force and effect in compliance with Article 21 and Tenant is not in Default under this Lease (after notice and lapse of applicable cure periods). “Control,” as used in this Section 14.7, shall mean with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity.

ARTICLE 15

SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Trade Fixtures; Title to Tenant Improvements. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage from casualty (subject to Tenant’s insurance obligations and the provisions of Article 11) and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, unless specified otherwise in writing by Landlord, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any

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other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant shall not be required to remove any Tenant Improvements or Alterations (except as provided in Sections 8.2 and 8.5 regarding Above Standard Installations, and except for the Additional HVAC Equipment and supplemental air conditioning units), and all Tenant Improvements and Alterations remaining in the Premises on the expiration or earlier termination of this Lease shall be the property of Landlord and Landlord shall have the right to use, transfer or demolish the same without any payment or obligation to Tenant.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) the Base Rent applicable during the last rental period under this Lease, prorated based on the actual number of holdover days. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender (excluding such tenant’s lost profits) and any lost profits to Landlord resulting therefrom, but only if the holdover continues beyond thirty (30) days and Landlord has notified Tenant of the existence of the new lease.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit “D”, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any first mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds,

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ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations hereunder in the event of any foreclosure proceeding or sale. There is currently no deed of trust encumbering the Project or any portion thereof. Notwithstanding anything to the contrary in this Article 18, with respect to any mortgage or deed of trust hereafter executed affecting the Project or any portion thereof, this Lease shall be subordinated thereto only if the holder of the mortgage/deed of trust enters into a commercially reasonable subordination, non-disturbance and attornment agreement with Tenant which subordinates this Lease and provides for such mortgagee’s recognition of this Lease and for the agreement by Tenant and such holder to attorn one to the other upon the terms hereof.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Defaults. The occurrence of any of the following shall constitute a “Default” of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure continues for five (5) days after written notice thereof to Tenant, which notice shall not be in lieu of and shall be in addition to the notice required under California Code of Civil Procedure Section 1161; or

19.1.2 Any failure of Tenant to provide an estoppel certificate within the time period required by Article 17, which failure continues for more than five (5) business days after an additional written notice of such violation to Tenant; or

19.1.3 Any violation of the provisions of Article 5 that continues for more than forty-eight (48) hours after written notice of such violation to Tenant; or

19.1.4 Any violation of the provisions of Article 8 that continues for more than forty-eight (48) hours after written notice of such violation to Tenant; provided, however, if the nature of the violation does not materially (i) adversely affect Building Systems or the Building structure, (ii) adversely affect access to or safety of any premises in the Building, or (iii) adversely affect the quiet enjoyment of any other tenant in the Project, then, if such default cannot reasonably be cured within such forty-eight (48) hour period, Landlord shall not be entitled to exercise its remedies under Section 19.2 if within such forty-eight (48) hour period Tenant shall commence to cure the Default and thereafter diligently prosecute the same to completion within ten (10) days, provided that Tenant shall otherwise be liable to Landlord for such non-performance; or

19.1.5 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, unless the nature of the Default is such that it cannot be cured within such thirty (30) day period, in which case Tenant shall not be deemed to be in Default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to cure as soon as possible; or

19.1.6 Abandonment of the Premises by Tenant; or

19.1.7 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.8 The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof, unless such hypothecation or assignment of this Lease or subletting of the Premises is fully unwound within fifteen (15) days after demand by Landlord; or

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19.1.9 Any recovery of rent paid by Tenant, by the debtor or bankruptcy trustee as a preference payment in the event of the filing by or against Tenant of any proceeding under bankruptcy law; or

19.1.10 Any failure by Tenant to provide Landlord with a renewed LC (as defined in Article 21) or a substitute LC in form reasonably acceptable to Landlord at least thirty (30) days prior to the expiration of the then existing LC; provided, however, that if Landlord has elected (which election shall be at Landlord’s sole discretion), as a result of such failure, to draw down the LC and apply, use and retain the proceeds thereof in accordance with Section 21.3, Tenant shall not be in Default hereunder unless Landlord demands a renewed or replacement LC meeting the requirements of Article 21 (in which case Landlord will return any Excess Security to Tenant upon receipt of the proper LC) and Tenant fails to do so within five (5) days after Landlord’s demand.

19.2 Remedies Upon Default. Upon the occurrence of any Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, to the extent permitted by Applicable Laws, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

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19.3 Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any Default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Defaults by Landlord. Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice thereof from Tenant (unless Tenant is legally barred from giving Landlord such notice); provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be in default if Landlord or such lender shall within such period commence such cure and thereafter diligently prosecute the same to completion. Upon any such default by Landlord, Tenant may exercise any of its rights provided at law or in equity, but nothing herein shall be deemed to give Tenant the contractual right to terminate this Lease (or waive any right of termination which Tenant may otherwise have, at law or in equity) or, except to the extent expressly permitted under Section 6.5 of this Lease, to offset against rent or other sums due pursuant to this Lease.

ARTICLE 20

ATTORNEYS’ FEES

If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

ARTICLE 21

SECURITY

21.1 Letter of Credit. On or before the Lease Commencement Date, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit (“LC”) in the original amount of One Million Dollars ($1,000,000) (the “LC Stated Amount”). The LC shall be issued by a national money center bank reasonably acceptable to Landlord with an office in Los Angeles County that will accept draws on the LC (provided that notwithstanding the foregoing, Landlord approves Silicon Valley Bank as the issuer of the LC), and shall be in the form attached hereto as Exhibit “G”. Tenant shall pay all expenses, points and/or fees incurred in obtaining and renewing the LC. The LC shall be effective from the date of delivery thereof through the date which is one hundred (100) days after the expiration of the Lease Term (the “LC Expiration Date”). The LC may be re-issued, renewed or replaced for annual periods, provided that the LC Stated Amount is not reduced except as expressly provided below. Each reissue, renewal or replacement LC shall be in the form attached hereto as Exhibit “G”, and shall be subject to Landlord’s prior written approval. The LC Stated Amount shall be reduced by One Hundred Forty-Two Thousand Five Hundred Eighty-Seven Dollars ($142,587) on the first (1st) anniversary of the Commencement Date and on each subsequent anniversary of the Commencement Date (herein, each a “Reduction Date”), subject to the provisions of Subparagraphs (1) and (2) immediately below.

(1) Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing on a Reduction Date, or if a default would exist and be continuing on a Reduction Date but Landlord is barred by Applicable Law from sending a notice of default to Tenant with respect thereto, or if Tenant is in default under this Lease and Tenant has received notice thereof as required by this Lease, but failed to cure such default within the time period permitted under this Lease or such lesser time as may remain before a Reduction Date, then the LC Stated Amount shall not be reduced on such Reduction Date (but, if based upon a default, shall be reduced upon the curing of such default, subject, however, to Landlord’s draw on the LC as permitted hereunder in connection with a default).

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(2) As of the date hereof, the publicly reported number of Tenant’s outstanding shares multiplied by the trading price of Tenant’s shares as reported on the NASDAQ (referred to herein as “Tenant’s Market Cap”) is over Six Hundred Fifty Million Dollars ($650,000,000). If, at any time during the Lease Term, Tenant’s Market Cap falls below Three Hundred Million Dollars ($300,000,000), then there shall be no reductions of the LC Amount unless and until Tenant’s Market Cap is restored to Three Hundred Million Dollars ($300,000,000) or more.

21.2 Failure to Reissue, Renew or Replace. If the bank that issues the LC fails to extend the expiration date thereof through the LC Expiration Date, and/or if Landlord receives a notice of non-renewal from such bank (as described in the LC), then Tenant shall provide Landlord with a substitute LC. If Tenant fails to provide Landlord with a substitute LC in a form reasonably acceptable to Landlord at least thirty (30) days prior to the expiration of the then existing LC, Landlord shall be entitled, at Landlord’s sole and absolute discretion, to (i) draw down the full amount of the LC and apply, use and retain the proceeds thereof in accordance with Section 21.3, and/or (ii) notify Tenant that Landlord requires a renewed or replacement LC meeting the requirements of Article 21 (in which case Landlord will return any Excess Security to Tenant upon receipt of the proper LC), and if Tenant fails to provide such renewed or replacement LC within five (5) days Landlord’s demand, Tenant shall be in Default under this Lease.

21.3 Application of LC and LC Account. Any amount of the LC which is drawn upon by Landlord, but not used or applied by Landlord shall be held by Landlord in an account (the “LC Account”) as security for the full and faithful performance of each of the terms hereof by Tenant, subject to use and application as set forth below. If a default beyond applicable notice and cure periods shall occur and be continuing with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, or a default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, or in the event the LC is not renewed or reissued at least thirty (30) days prior to the expiration of the then existing LC, Landlord may, but shall not be required to, draw upon all or any part of the LC and/or LC Account or use, retain or apply all or any part of the proceeds thereof for the payment of any rent or any other sum in default, to repair damages caused by Tenant, to clean the Premises, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for loss or damage which Landlord may suffer by reason of Tenant’s default, including without limitation any other loss, liability, expense and damages that may accrue upon Tenant’s default or the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, and costs and attorneys’ fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder. The use, application, retention or draw of the LC and/or LC Account, or any portion thereof, by Landlord shall not (i) constitute the cure of any default by Tenant or the waiver of such default, (ii) prevent Landlord from exercising any other remedies provided for under this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LC and/or LC Account, or (iii) operate as a limitation on the amount of any recovery to which Landlord may otherwise be entitled. If any portion of the LC and/or LC Account is so drawn upon, or any part of the proceeds thereof is used or applied, Tenant shall, within five (5) days after written demand therefor, either increase the LC by, or provide a new LC in, such amount, or deposit cash with Landlord in an amount equal to the draw upon the LC and/or the amount of the LC Account that was used or applied (so that the combined amount of the remaining sums available to be drawn upon the LC and the LC Account balance equals the LC Stated Amount), and Tenant’s failure to do so shall be a default under this Lease. The LC Account may be commingled with other funds of Landlord, shall be held in Landlord’s name, and Tenant shall not be entitled to any interest or earnings thereon. Notwithstanding any contrary provision herein, in the event that the total amount of the LC outstanding plus any amount remaining in the LC Account exceeds the LC Stated Amount (“Excess Security”), then Landlord shall return the amount of the Excess Security to Tenant upon Tenant’s request to the extent that such amount is available in the LC Account. Notwithstanding the foregoing, if Landlord draws upon the LC for a reason other than Tenant’s failure to timely renew or replace the LC, Landlord shall only draw upon the LC to the extent Landlord reasonably, in good faith, believes is required for the purposes set forth in the second sentence of this Section 21.3. In the event that Landlord draws upon the LC due to Tenant’s failure to timely renew or replace the LC, Tenant shall at any time thereafter be entitled to provide Landlord with, and Landlord shall at any time be entitled to require Tenant to provide, a

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replacement LC that satisfies the requirements hereunder, at which time Landlord shall return the unapplied cash proceeds of the original LC drawn by Landlord.

21.4 Waiver. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all similar or successor provisions of law, now or hereafter in force regarding the purposes for which security deposits may be used and when security deposits must be returned, and Landlord and Tenant hereby acknowledge that their entire agreement with respect to the LC and the LC Account is set forth herein.

21.5 Expiration of LC. Unless a default would exist under this Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, within ten (10) days following the LC Expiration Date, Landlord shall return any LC previously delivered by Tenant and any balance remaining in the LC Account after use and application in accordance with this Section 21, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder), and Tenant shall have no further obligation to provide the LC.

21.6 Landlord’s Transfer. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building or Project and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LC and/or the LC Account to the transferee or mortgagee. Upon such transfer or assignment of the LC and/or LC Account, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the LC and LC Account, as applicable, and Tenant shall look solely to such transferee or mortgagee for the return thereof. If Landlord transfers or assigns the LC and Tenant fails to cause the bank that issued the LC to accept such transfer or assignment, such failure shall be a default hereunder.

21.7 Bank Obligation. Tenant acknowledges and agrees that the LC is a separate and independent obligation of the issuing bank to Landlord and that Tenant is not a third party beneficiary of such obligation, and that Landlord’s right to draw upon the LC for the full amount due and owing thereunder shall not be, in any way, restricted, impaired, altered or limited by virtue of any provision of the United States Bankruptcy Code, including without limitation, Section 502(b)(6) thereof.

ARTICLE 22

INTENTIONALLY DELETED

ARTICLE 23

SIGNS

23.1 General. For any floor that is leased entirely by Tenant, subject to Landlord’s prior reasonable written approval, and provided all signs are in keeping with the first class quality and design of the Building and Project, Tenant, at its sole expense, may install identification signage in the elevator lobby of such floor, and on or adjacent to the entry doors to the Premises, provided that such signage shall not be visible from the exterior of the Building. For any floor leased by Tenant that is a multi-tenant floor, Tenant shall have the right to have Landlord install identifying signage on or adjacent to Tenant’s entry doors, which signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be the same design and format as used by Landlord for other multi-tenant floors in the Building and shall comply with Landlord’s Building standard signage program. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas, nor may Tenant install any signs in its windows, lighted or otherwise. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.2 Building Directory. Tenant shall have the right, at Tenant’s cost, to designate names to be displayed under Tenant’s entry in the Building directory located in the lobby of the Building at a rate of two (2) names per each one thousand (1,000) rentable square feet of the Premises.

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23.3 Monument Signage.

23.3.1 During the Lease Term, subject to Tenant’s obtaining all necessary governmental approvals and permits and subject to the provisions of this Section 23.3, Tenant shall have the right, at its option and at its sole cost and expense, to install and maintain one (1) identification sign strip containing its name and/or logo on the existing Building monument sign (“Monument Sign”) as depicted on Exhibit “K” attached hereto. Tenant’s signage right on the Monument Sign is non-exclusive

23.3.2 Landlord shall have the right to replace, refurbish, redesign or relocate the Monument Sign from time to time (in which case each reference herein to the Monument Sign shall be deemed to refer to such replacement or relocated monument sign), subject to City approval, so long as Landlord does not materially adversely change the visibility, size or location of Tenant’s signage provided by the existing Monument Sign. All aspects of Tenant’s identification signage on the Monument Sign shall be (a) consistent with Landlord’s Building standard monument signage program, (b) subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed, and (c) in compliance with City and all other applicable governmental rules and regulations. Tenant shall be responsible, at its sole cost and expense, for the installation, maintenance and repair of Tenant’s identification sign on the Monument Sign and Landlord shall be responsible, subject to the provisions of Article 4, for the maintenance and repair of the Monument Sign itself. Upon the expiration or earlier termination hereof (as an obligation which shall expressly survive such expiration or termination), or termination of Tenant’s rights to maintain its signage on the Monument Sign, Tenant shall, at its sole cost and expense, remove Tenant’s identification signage thereon and repair any damage resulting therefrom, restoring such Monument Sign to its original blank condition. Tenant’s rights to signage on the Monument Sign under this Section 23.3 are personal to Original Tenant, and such rights shall not be assigned to any other entity or person, other than a Related Transferee, without Landlord’s consent, which Landlord may withhold in its sole good faith discretion. Notwithstanding the foregoing, Tenant shall retain its rights to monument signage under this Section 23.3 only so long as (i) this Lease has not been terminated, and (ii) Tenant occupies for the conduct of business at least one (1) full floor of the Building; if Tenant fails to occupy for the conduct of business at least one (1) full floor of the Building, then Landlord may require Tenant to remove its signage from the Monument Sign by giving Tenant at least thirty (30) days notice, and if Tenant fails to complete such removal within such thirty (30) day period, Landlord may remove such Monument Sign on behalf of Tenant and Tenant shall reimburse Landlord for the actual cost thereof within thirty (30) days after Landlord’s invoice therefor is submitted to Tenant.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or knowingly permit anything to be done in or about the Premises which will in any way conflict with any Applicable Laws now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures applicable to the Premises, other than the making of structural changes to the Building or changes to the Building Systems. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding anything to the contrary in this Lease, Landlord, and not Tenant, shall be responsible for making changes to the Building structure, Building Systems and the Common Areas of the Building in order to comply with Applicable Laws and the allocation of the cost of any such changes by Landlord shall be governed by Article 4, provided that if such changes are required only as a result of Tenant’s particular use, occupancy, improvement, repair or alteration of the Premises (as opposed to use and occupancy for normal or customary office purposes by tenants generally), Landlord shall notify Tenant of the changes required and the reasonable cost thereof and, if Tenant continues to require the particular use, occupancy, improvement, repair or alteration which gives rise to such changes, Landlord shall make such changes at Tenant’s cost.

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ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder (provided that no late charge or interest shall be imposed with respect to the first occurrence of such a delinquency in any twelve (12)-month period if Tenant cures such first delinquency within five (5) days of written notice from Landlord thereof). The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) ten percent (10%) per annum or (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense (unless expressly stated otherwise in this Lease) and without any reduction of Rent otherwise payable under the terms of this Lease. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any Default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which shall be no less than one (1) business day in advance, except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or (during the last twelve (12) months of the Lease Term) tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other Applicable Laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform after any applicable notice and cure period. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Subject to the other provisions of this Lease, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In exercising its rights under this

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Article 27, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s operations in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28

TENANT PARKING

28.1 Tenant’s Parking Privileges. Commencing on the Lease Commencement Date, Tenant shall have the right, but not the obligation, to rent up to one hundred eighty-six (186) parking passes (“Tenant’s Maximum Passes”) for parking in the Project parking facility. From time to time during the Lease Term, on at least thirty (30) days’ prior written notice to Landlord, but no more frequently than quarterly, Tenant may increase or decrease the number of parking passes rented hereunder up to the amount of Tenant’s Maximum Passes. At Tenant’s election, up to fifteen (15) of the Maximum Passes may pertain to reserved parking spaces, three (3) of which shall be directly adjacent to the freight elevator on the P1 level of the parking facility, and the remainder of which shall be on the P2 level and/or the P3 level. At least thirty (30) days prior to the Lease Commencement Date, Tenant shall give Landlord written notice of the exact number of reserved and unreserved parking passes, within the parameters set forth above, that Tenant elects to rent as of the Lease Commencement Date. In the event Tenant requires parking passes in addition to Tenant’s Maximum Passes and the same are available and not required by Landlord in connection with its leasing and parking programs for the Project, Landlord shall provide the same to Tenant on a month-to-month basis for the period such passes are and remain available, at the rent and on the terms and conditions set forth in this Article 28.

28.2 Parking Rates. The parking passes rented by Tenant hereunder shall be rented at the rate posted for such parking passes from time to time in the Project, plus City of Santa Monica Parking Taxes. Notwithstanding the foregoing, provided Tenant is paying rent for at least one hundred sixty (160) parking passes pertaining to unreserved parking passes, Tenant shall be entitled to a discount from the Project’s posted rates with respect to a total of one hundred (100) of Tenant’s parking passes pertaining to unreserved parking on the P-2 and P-3 levels of the parking facility (the “Discounted Passes”) as follows (the “Discount”): a forty percent (40%) discount for months 1 – 12 of the initial Lease Term; a thirty percent (30%) discount for months 13 – 24 of the initial Lease Term; and a twenty-five percent (25%) discount for months 25 – 36 of the initial Lease Term. Tenant’s right to receive the Discount will be determined, and any such Discount will be applied, on a retroactive basis based on the number of parking passes actually rented by Tenant for the prior month. For example, if in the third (3rd) month of the Lease Term Tenant pays rent for one hundred sixty (160) or more unreserved parking passes, the parking rent for the Discounted Passes for the fourth (4th) month of the Lease Term shall be discounted by the then-applicable Discount; however, if in the fourth (4th) month of the Lease Term Tenant pays rent for only one hundred fifty (150) unreserved parking passes, then the parking rent for the Discounted Passes for the fifth (5th) month of the Lease Term shall not be discounted, etc. The Discount shall not apply to any City of Santa Monica Parking Taxes. Tenant shall not be entitled to any Discount during any period that Tenant is in Default under this Lease. After the 36th month of the initial Lease Term, the Discount shall no longer apply and all passes rented by Tenant shall be rented at the rate posted for such parking passes from time to time in the Project, plus City of Santa Monica Parking Taxes. The Project’s posted parking rates and increases thereto shall be consistent with Comparable Buildings. The prevailing parking rates (including City of Santa Monica parking taxes) for parking passes are currently: $175.00 per month for unreserved parking on the P2 or P3 level of the Project’s subterranean parking facility, $200.00 per month for unreserved parking on the P1 level, $290.00 per month for reserved parking on the P1 level, and $240.00 per month for reserved parking on the P2 or P3 level.

28.3 Additional Parking Terms and Conditions. At any time during the Lease Term, Landlord shall have the right to convert up to 80% of the unreserved parking passes rented by Tenant (and other tenants on a non-discriminatory basis) to passes to be used in valet-assisted tandem parking spaces. Landlord shall have the right at any time and from time to time during the Lease Term to use valet assisted parking in all or part of the parking areas. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of

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the Project parking facility and upon Tenant’s cooperation in using commercially reasonable efforts to ensure that Tenant’s employees and visitors also comply with such reasonable rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time, provided that such changes shall not materially adversely affect the parking rights of Tenant. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that if Tenant is prevented from using any of its parking passes, parking pass rent for any such passes shall be abated for the period of time such passes are unusable. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

28.4 Use of Parking Passes. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel (including independent contractors, consultants or partners providing services to Tenant at the Premises, provided that such parties are not paying any fee to Tenant for the use of such passes) and, on a pro rata basis, for the personnel of any Related Transferee or any permitted Transferee under Article 14 and such passes may not be otherwise transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

28.5 Tenant’s Clients and Visitors. Subject to reasonable rules and regulations for the Building parking facility, including, without limitation, temporary rules and regulations for the purpose of increased security, implemented by Landlord or Landlord’s parking operator, Tenant’s clients and visitors may park in the subterranean Building parking facility at any time, twenty-four hours per day; provided, however, that after 10:00 p.m. each day, the parking attendants are no longer available and visitors and clients must possess a validation to exit the parking facility. From time to time after the Lease Commencement Date, Tenant may purchase parking validation booklets at Landlord’s prevailing Building rate for validation booklets. Tenant shall surrender any unused validation booklets (or portions thereof) upon the Lease termination.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Binding Effect. Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14.

29.2 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder or Tenant’s use of the Premises or access or parking rights, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.

29.3 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease first arising from and after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer, provided that such transferee has assumed Landlord’s obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.4 Prohibition Against Recording. Except as provided in Section 29.2, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by

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Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

29.5 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.6 Time of Essence. Time is of the essence of this Lease and each of its provisions.

29.7 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.8 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.9 Child Care Facilities. Tenant acknowledges that any child care facilities located in the Project or in Phase I (the “Child Care Facilities”) which are available to Tenant and Tenant’s employees are provided by a third party (the “Child Care Provider”) which is leasing space in the Project or in Phase I, and not by Landlord or the owner of Phase I. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant’s employees are not relying upon any investigation which Landlord or the owner of Phase I may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord and the owner of Phase I shall have no responsibility with respect to the quality of care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant’s employees, hereby agrees that Landlord and the owner of Phase I, and their respective members, partners, subpartners, officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant’s employees. Tenant hereby covenants that Tenant shall inform all of Tenant’s employees of the provisions of this Section 29.9 prior to such employees’ use of the Child Care Facilities.

29.10 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.11 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.12 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, acts of terrorism, fire or other casualty, and

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other causes beyond the reasonable control of the party obligated to perform (but specifically excluding any delay caused by such party’s negligence), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or amounts to be paid by Landlord pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however, the same shall not delay Tenant’s termination rights or rent abatement rights.

29.13 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized courier service, or delivered personally (i) to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

J.P. Morgan Investment Management, Inc.

2029 Century Park East, Suite 4150

Los Angeles, California 90067

Attention: Karen Wilbrecht, Executive Director

and

CBRE

1620 26th Street, Suite 1015

Santa Monica, California 90404

Attention: Building Manager

With a copy to:

Gilchrist & Rutter Professional Corporation

1299 Ocean Avenue, Suite 900

Santa Monica, California 90401

Attention: Diane J. Hvolka, Esq.

Any Notice will be deemed given three (3) business days after it is mailed as provided in this Section 29.13 or upon the date personal delivery is made or upon the date of delivery by nationally recognized courier service. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or by delivery by nationally recognized courier service, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default (as more fully set forth in the SNDA) prior to Tenant’s exercising any remedy available to Tenant.

29.14 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.15 Authority. Concurrently with or prior to Tenant’s execution of this Lease, Tenant shall provide Landlord with a certified resolution evidencing that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.16 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.17 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

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29.18 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 10 of the Summary (the “Brokers”), whose commissions shall be the responsibility of Landlord pursuant to a separate written agreement, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.19 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord (except as otherwise expressly set forth in this Lease); provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

29.20 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

29.21 Transportation Management. To the extent required by Applicable Law or the currently existing development agreement for the Project, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs shall apply to the Project and generally to the tenants of the Project as reasonably appropriate and applicable and on a generally nondiscriminatory basis, and may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant (but only if such restrictions are required by Applicable Laws); (ii) increased vehicle occupancy (but only to the extent required by Applicable Law); (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees (but only to the extent required by Applicable Law), provided that Landlord shall use reasonable efforts to minimize adverse impacts on Tenant’s parking rights hereunder to the extent reasonably practical.

29.22 No Discrimination. Landlord and Tenant covenant, each by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant or Landlord, respectively, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall either party itself, or any person claiming under or through Tenant or Landlord, as the case may be, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

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29.23 Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government, but excluding such substances as are typically and customarily found in other first class office buildings in small and lawful quantities for office and janitorial supplies, reprographic equipment and Building Systems. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material (“Environmental Laws”), or (B) otherwise in connection with Hazardous Material including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Project; (iii) Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other tenants of the Project or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in Environmental Laws. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with Environmental Laws shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, (A) is made the responsibility of Tenant under this Lease, in which case such cost shall be borne by Tenant, or (B) is prohibited from being passed through as an Operating Expense pursuant to Section 4.2.3(q) or otherwise, in which case such cost shall be borne by Landlord (or directly by other tenants of the Project or third parties, as applicable) and not as an Operating Expense. To the extent any such cost that was allocated as an Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense paid by Tenant to which such recovery or reimbursement relates.

Landlord represents and warrants to Tenant that to the best of Landlord’s knowledge, the Project and all improvements therein have been and will be constructed without the use of asbestos or any other Hazardous Material (as defined below) known to be hazardous at the time of its installation, and, to the best of Landlord’s knowledge, no Hazardous Material currently affects the Project in a materially adverse manner. For purposes of this Section 29.23, the term “to the best of Landlord’s knowledge” means the present, actual knowledge of persons directly employed by Landlord or by its property manager.

29.24 Development of the Project.

29.24.1 Subdivision. Tenant acknowledges that the Project has been subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith, so long as the same do not unreasonably interfere with Tenant’s use of the Premises or parking or access rights or increase Tenant’s obligations or decrease Tenant’s rights under this Lease. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Project Expenses or Tenant’s payment of Tenant’s Share of Project Expenses.

29.24.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, then so long as the Building, Project and Tenant are not materially adversely affected, and so long as the same do not unreasonably interfere with Tenant’s use of the Premises or parking or access rights or increase Tenant’s obligations or decrease Tenant’s rights under this Lease, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems reasonably necessary. Nothing contained herein shall be deemed or construed

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to limit or otherwise affect Landlord’s right to sell all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.24.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project, so long as the same do not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking or access rights.

29.25 ERISA Matters.

29.25.1 Tenant acknowledges that it has been advised that one of the constituent shareholders, partners and/or members of Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”), and with respect to which JPMorgan Chase Bank (“JPMCB”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

29.25.2 Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) are referenced in Exhibit “F” attached hereto (collectively, the “Existing 10% Plans”).

29.25.3 Tenant represents and warrants that as of the date hereof, and at all times while it is Tenant under this Lease, one of the following statements is, and will continue to be, true; (1) Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined on Section 4975 of the Code)(each a “Party in Interest”) with respect to the Existing 10% Plans or, (2) if Tenant is a Party in Interest, that:

(a) neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate JPMCB as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with JPMCB, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

(b) neither Tenant nor any entity controlling or controlled by Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in J.P. Morgan Chase & Co.

29.25.4 In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plans may become a 10% Plan, Tenant will, within 10 days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in Section 29.25.3 with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under this Lease, one of the statements set forth in Section 29.25.3 will be true with respect to such 10% Plan.

29.25.5 In the event that Tenant becomes aware that any statement in Section 29.25.3 is no longer true with respect to a 10% Plan, Tenant will immediately notify Landlord, and Tenant will cooperate with Landlord and/or the Fund in its efforts to take whatever action is necessary under ERISA to rectify the situation.

29.26 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any

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recourse by Tenant against Landlord shall be limited solely and exclusively to the amount of the interest of Landlord in and to the Project, including any proceeds from the sale or transfer thereof or insurance and condemnation proceeds in connection therewith. None of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.26 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or a limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.27 Covenant of Quiet Enjoyment. Subject to paying all Rent hereunder and performing each of the other covenants, agreements and conditions of this Lease required to be performed by Tenant within applicable notice and cure periods, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions of this Lease and to any underlying mortgage (to the extent that this Lease is subordinate or made subordinate thereto, and subject to the terms of any non-disturbance agreement regarding this Lease to which Tenant is a party).

29.28 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises which were installed by or on behalf of Tenant and are no longer being utilized by Tenant, and repair any damage in connection with such removal, (vi) Tenant shall, notwithstanding anything to the contrary set forth in this Lease, remove all Lines installed by or on behalf of Tenant, and repair any damage in connection with such removal, upon the termination or earlier expiration of this Lease (and if Tenant fails to complete such removal and/or to repair any damage caused by the removal of such Lines, Landlord may do so and may charge the cost thereof to Tenant), and (vii) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four (4) feet outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which were installed by or on behalf of Tenant in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.29 Rooftop License. During the Lease Term, Tenant shall have the right to install and use one satellite dish antenna of up to twenty-four (24) inches in diameter (or the diameter of a standard DirectTV dish) on the Building’s roof, provided that the area of the roof used by Tenant shall not exceed Tenant’s pro rata share of available rooftop space, and shall be in a location on the roof reasonably designated by Landlord. If Landlord approves the installation of any such antenna by Tenant and if Tenant elects to install such antenna, Landlord and Tenant shall first execute and deliver a Rooftop License Agreement in the form attached hereto as

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Exhibit “I”, which shall require that Tenant pay rent for the use of such rooftop area in the amount of Five Hundred Dollars ($500.00) per month.

29.30 Consents; Good Faith.

29.30.1 Any time this Lease requires a consent or approval of Landlord or Tenant, unless another standard is expressly set forth in this Lease, such consent or approval shall not be unreasonably withheld or delayed; provided, however, that nothing in this Paragraph 29.30.1 shall require Landlord to consent to (i) any use of the Premises for purposes other than those permitted in Article 5, (ii) any Alterations or Tenant Improvements which would adversely affect the Building Systems, Building structure, any other Building occupant, or exterior of the Building, or (iii) any proposed Transfer under this Lease to which Landlord is not otherwise required to consent under Article 14.

29.30.2 Whenever this Lease grants Landlord or Tenant a right to take action, exercise discretion, or make an allocation, judgment or other determination (collectively, an “Act”), Landlord or Tenant shall act reasonably and in good faith, and shall not take any action which might result in the frustration of the reasonable expectations of a sophisticated landlord and a sophisticated tenant concerning the benefits to be enjoyed under this Lease, provided, however, that:

(a) Wherever this Lease elsewhere provides another standard which specifically defines or limits Landlord’s or Tenant’s discretion with respect to any Act, such other standard and not this Paragraph 29.30.2 shall then control as to such Act;

(b) Except for an obligation to act in good faith, this Paragraph 29.30.2 shall not apply to an election by Landlord to terminate the Lease under Sections 11.2 or 11.4 or Article 13 (but only if Landlord strictly complies with the parameters for termination set forth in those Sections);

(c) This Paragraph 29.30.2 shall not apply to an act taken by Landlord pursuant to Article 19 of this Lease; and

(d) Nothing contained in this Paragraph 29.30.2 shall be deemed to limit the discretion of Landlord or Tenant with respect to any matter (including, without limitation, a proposal to amend or otherwise modify the Lease) which is not otherwise within the contemplation of the Lease.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company

By:	Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a Member

	By:	JPMorgan Chase Bank, N.A., as Trustee

		By:	/s/ Karen Wilbrecht
Karen Wilbrecht
Executive Director

Date Signed:

“Tenant”:

CORNERSTONE ONDEMAND, INC., a Delaware corporation

	By:	/s/ Adam L. Miller

		Its:	Adam L. Miller

		Date Signed:	November 30, 2011

	By:	/s/ Perry A. Wallack

		Its:	Perry A. Wallack

		Date Signed	November 30, 2011

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EXHIBIT “A”

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OUTLINE OF PREMISES

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A-1

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A-2

EXHIBIT “B”

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NOTICE OF LEASE TERM DATES

To:

Re:

Office Lease dated November     , 2011, between WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company (“Landlord”), and CORNERSTONE ONDEMAND, INC., a Delaware corporation (“Tenant”) concerning premises on the 5th and 6th floors in the office building located at 1601 Cloverfield Blvd., Santa Monica, California.

Gentlemen:

In accordance with the referenced Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1. The substantial completion of the Premises has occurred, and the Lease Term shall commence on or has commenced on December 1, 2011 for a term of eighty-six (86) months ending on January 31, 2019.

2. [                    , 20    is the first day that you opened to the public for business.]

3. Rent commenced to accrue on             , in the amount of             .

4. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Your rent checks should be made payable to             at             .

6. The rentable square footage of the Premises is 53,072 rentable square feet.

7. Tenant’s Share is 16.16%.

Pursuant to the terms of Article 2 of your Lease, you are required to return an executed copy of this Notice to             within twenty (20) business days following your receipt hereof, and thereafter the statements set forth herein shall be conclusive and binding upon you. Your failure to timely execute and return this Notice shall constitute your acknowledgment that the statements included herein are true and correct, without exception.

“Landlord”:

WATER GARDEN REALTY HOLDING LLC,
a Delaware limited liability company

By:	Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a Member

	By:	JPMorgan Chase Bank, N.A., as Trustee

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B-1

By:
Karen Wilbrecht
Executive Director

Date Signed:

Agreed to and Accepted as of , 20 .

“Tenant”:

CORNERSTONE ONDEMAND, INC., a Delaware corporation

By:
Its:

By:
Its:

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B-2

EXHIBIT “C”

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RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

6. Any requests of Tenant shall be directed to the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

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9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained except in connection with the hanging of artwork or other standard office-type decoration, as well as customary bulletin boards, white boards and the like.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Santa Monica, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be

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attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such state law.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein provided that Landlord shall first give Tenant a copy of any such revised Rules and Regulations prior to enforcing the same against Tenant. Notwithstanding the foregoing, Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord shall not enforce the Rules and Regulations against Tenant on a discriminatory basis.

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EXHIBIT “D”

THE WATER GARDEN

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of November     , 2011 by and between WATER GARDEN REALTY HOLDING, as Landlord, and the undersigned as Tenant, for Premises on the 5th and 6th floors of the office building located at 1601 Cloverfield Boulevard, Santa Monica, California, certifies as follows:

1. Attached hereto as Exhibit “A” is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit “A” represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease.

3. The Lease Term commenced on            , 20            , and the Lease Term expires on                     .

4. Base Rent became payable on             , 20

5. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit “A”.

6. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:                         .

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                 . The current monthly installment of Base Rent is $                .

8. To Tenant’s actual knowledge, without inquiry, all conditions to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. The Letter of Credit provided by                 Bank in favor of Landlord is in full force and effect and the amount available to be drawn thereunder is $                .

11. As of the date hereof, to Tenant’s actual knowledge, without inquiry, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

12. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

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D-1

Executed at                 on the                 day of                 , 20        .

“Tenant”:

CORNERSTONE ONDEMAND, INC.,a Delaware corporation

By:
Its:

By:
Its:

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D-2

EXHIBIT “E”

THE WATER GARDEN

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements (as defined below) in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in the Lease. All references in this Tenant Work Letter to Articles or Sections of “the Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit “E” and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

ARTICLE 1

BASE BUILDING

The base, shell, and core of the Building, including the floors on which the Premises are located (the “Base, Shell, and Core”) have been constructed. Tenant currently occupies the Subleased Space pursuant to the Subleases. Notwithstanding the terms and conditions of the Subleases, Tenant must comply with the terms and conditions of this Tenant Work Letter with respect to all improvements initially constructed in the Subleased Space after the date of the Lease. Within five (5) days after the mutual execution of the Lease, Landlord shall deliver the New Space to Tenant. Tenant hereby accepts the Base, Shell and Core and the Premises “AS IS” in their existing condition as of the date of the Lease, without any modification or alteration by Landlord, provided that (A) Landlord shall be responsible for such modification or alteration which is required in order for the Project to comply with Applicable Laws (including the Americans with Disabilities Act of 1990, as amended (“ADA”)) in effect on the date of the Lease, as such laws are currently interpreted and enforced, and (B) Landlord shall deliver the New Space in the New Space Delivery Condition. Notwithstanding the foregoing, Tenant, as part of the Tenant Improvements (as defined below) shall be responsible for performing the following (collectively, the “HVAC Upgrade Work”) in areas where the existing ceiling is opened up for Tenant Improvements or where existing VAVs are exposed: (i) upgrade the existing VAVs with DDC controls; (ii) clean the existing exterior zone VAV heating coils, and (iii) install Griswold circuit setter valves with T & P connections and drain valves on reheat coils to exterior VAV zones (if not already existing). Tenant shall, prior to performance of the HVAC Upgrade Work, submit to Landlord, for its reasonable approval, an itemized cost breakdown with quantities and unit prices for the HVAC Upgrade Work. Upon completion of the HVAC Upgrade Work, provided that Landlord receives the items required by Subparagraphs (i), (ii) and (iii) of Section 2.2.2(a) with respect to the HVAC Upgrade Work, Landlord will reimburse Tenant for Tenant’s actual, out-of-pocket costs of the performance of the HVAC Upgrade Work as defined herein. Such reimbursement shall be separate from the Tenant Improvement Allowance and not deducted therefrom. Notwithstanding anything to the contrary herein, in connection with Tenant’s installation of the Tenant Improvements, Landlord shall be solely responsible for all costs required to bring the Project outside the Premises into compliance with Applicable Laws to the extent required for occupancy of the Premises for general office use, or related to the presence of Hazardous Materials not introduced by Tenant or its agents, employees or contractors.

ARTICLE 2

TENANT IMPROVEMENTS; TENANT IMPROVEMENT ALLOWANCE

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of One Million Five Hundred Ninety-Two Thousand and One Hundred Sixty and 00/100 Dollars ($1,592,160.00) (which is equal to Thirty Dollars ($30.00) per rentable square foot of the Premises), to be used solely for the costs relating to the design, engineering, permitting, management and construction of Tenant’s initial improvements which are permanently affixed to the Premises (the “Tenant Improvements”) and for the “Soft Costs” defined below. In no event shall Landlord be obligated to make disbursements of its own funds pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

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2.2 Payment of Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”), provided that no more than twenty percent (20.0%) of the Tenant Improvement Allowance may be disbursed for “Soft Costs” (as defined below):

(a) Plan check, permit and license fees relating to construction of the Tenant Improvements;

(b) The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage and trash removal costs, and Contractor’s Fees, general conditions charges and construction management fees;

(c) The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(d) The cost of any changes to the Construction Drawings or Tenant Improvements required by City of Santa Monica Building Code (the “Building Code”);

(e) Sales and use taxes and Title 24 fees;

(f) The Coordination Fee;

(g) All other costs reasonably approved by Landlord in connection with the construction of the Tenant Improvements; and

(h) The following costs (each a “Soft Cost” and, collectively, the “Soft Costs”):

(i) Costs of purchasing and installing telecommunications and data cabling;

(ii) Architectural and engineering design fees; and

(iii) Costs for purchasing and installing workstations.

2.2.2 Disbursement of Tenant Improvement Allowance.

(a) Initial Allowance Amount. With respect to fifty percent (50%) of the Tenant Improvement Allowance (i.e., Seven Hundred Ninety-Six Thousand Eighty Dollars ($796,080)) (referred to herein as the “Initial Allowance Amount”) on or before the twentieth (20th) day (the “Submittal Date”) of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall, if Tenant desires disbursements of the Initial Allowance Amount at such time, deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a commercially reasonable form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget,” as that term is defined in Section 4.2.1 of this Tenant Work Letter, as such Construction Budget may be updated from time to time; (ii) invoices from all of “Tenant’s Agents”, as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) in connection with reimbursement payments to Tenant, executed unconditional lien releases, and in connection with payments that are not reimbursements, executed conditional lien releases, in each case from all of Tenant’s Agents and in compliance with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. As between Landlord and Tenant, Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date (but in no event prior to January 1, 2012), and assuming Landlord receives all of the information described in items (i) through (iv), above, Landlord shall deliver a check to Contractor made payable to

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Contractor, or a check to Tenant payable to Tenant if Tenant is requesting reimbursements for previous amounts paid by Tenant to its Agents, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2(a), above, and (B) the balance of any remaining available portion of the Initial Allowance Amount, provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. In no event will Landlord be obligated to disburse any of the Initial Allowance Amount prior to January 1, 2012.

(b) Later Allowance Amount. Landlord shall disburse the remaining fifty percent (50%) of the Tenant Improvement Allowance (i.e., Seven Hundred Ninety-Six Thousand Eighty Dollars ($796,080)) (referred to herein as the “Later Allowance Amount”) monthly commencing on July 1, 2012, provided that Tenant complies with the requirements of Section 2.2.2(a) (and for purposes thereof, references in Section 2.2.2(a) to the Initial Allowance Amount shall be deemed to refer to the Later Allowance Amount; provided that in no event will Landlord be obligated to disburse any of the Later Allowance Amount prior to July 1, 2012).

(c) Final Retention. Subject to the provisions of this Tenant Work Letter, Landlord shall have the right to withhold payment of ten percent (10%) of the Later Allowance Amount until (i) the construction of the Premises is completed, (ii) Tenant delivers to Landlord properly executed unconditional final lien releases from all of Tenant’s Agents in compliance with California Civil Code Section 3262(d)(4), (iii) Landlord has reasonably determined that no substandard work exists which adversely affects the Building structure, Building Systems, the curtain wall of the Building, the exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and (iv) Tenant delivers to Landlord a record set of Approved Working Drawings (as defined below) showing all changes to the Approved Working Drawings made during construction, and the items described in the “Close-out Requirements” document included in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards (as hereinafter defined). The withholding of the 10% hereunder will not be applied to each draw request submitted by Tenant for the Later Allowance Amount; rather the10% will be withheld “on the back end” until Tenant has satisfied the requirements set forth herein.

(d) Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of Section 8.5 of the Lease, except that Tenant shall be the owner of moveable trade fixtures. Landlord shall be under no obligation to make any disbursement of the Initial Allowance Amount or the Later Allowance Amount after December 31, 2012.

2.2.3 Tenant Offset Right. If Landlord breaches its obligation relating to the payment of the Tenant Improvement Allowance as set forth in this Section 2 and does not cure any such breach within thirty (30) days after notice thereof by Tenant, and provided Tenant is obligated to and does pay to third parties any amount which was required to be paid by the Tenant Improvement Allowance, then Tenant shall have the right to offset any such amount paid by Tenant to such third parties against the Rent next falling due after the date of such payment. Any such offset made by Tenant shall be credited against Landlord’s obligations with respect to the Tenant Improvement Allowance.

2.2.4 Termination Prior to Disbursement of Allowance. Notwithstanding anything to the contrary set forth herein or in the Lease, if the Lease terminates prior to December 31, 2012 due to Landlord’s exercise of its termination right under Articles 11 or 13 thereof and (i) all or a portion of the Tenant Improvement Allowance remains undisbursed (herein, the “Undisbursed Allowance”), (ii) Tenant has incurred expenses for Tenant Improvement Costs and complied with the requirements of Section 2.2.2(a) above (and, with respect to the final 10% of the Later Allowance Amount, Section 2.2.2(c) above), such that Tenant would have been entitled to receive the Undisbursed Allowance but for Landlord’s termination of the Lease, (iii) Tenant has carried the insurance required to be carried by Tenant hereunder and under the Lease, and (iv) Tenant’s insurance does not fully reimburse Tenant for the cost of its Tenant Improvements, then Landlord will pay Tenant for the Tenant Improvement costs not reimbursed by Tenant’s insurance, up to the amount of the Undisbursed Allowance, within thirty (30) days after termination of this Lease.

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ARTICLE 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain a licensed competent, reputable architect, experienced in high-end office space design (the “Architect”), as architect/space planner for the construction of the Tenant Improvements to prepare the Construction Drawings. It is not required that Tenant obtain Landlord’s consent to Tenant’s selection of the Architect. Landlord acknowledges that Tenant has retained S.K.I.N. Inc. as the Architect. If necessary due to the nature of the Tenant Improvements, Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”), provided Tenant is not obligated to pay more for their services than market rates, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base, Shell and Core work, if any, required of Landlord hereunder. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known, collectively, as the “Construction Drawings”. Landlord’s review of the Construction Drawings as set forth in this Article 3 shall be for its own purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same for quality, design, Building Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in Section 10.1 of the Lease shall, without limitation, specifically apply to the Construction Drawings. Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Construction Drawings, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises (the “Final Space Plan”) for Landlord’s reasonable approval. The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, the configuration of workstations (if any) and their intended use. Landlord shall advise Tenant, with reasonable specificity, within five (5) business days after Landlord’s receipt of the Final Space Plan, if Landlord reasonably determines that a Design Problem (as defined in Section 8.1 of the Lease) exists in connection with the same in any respect. If Landlord fails to advise Tenant of any Design Problem within said five (5) business day period, then Landlord shall be deemed to have approved such Final Space Plan. Tenant shall promptly cause the Final Space Plan to be revised to reflect Landlord’s comments before any architectural working drawings or engineering drawings are commenced. Notwithstanding anything to the contrary herein or in the Lease, Tenant is not obligated to plan or construct any Tenant Improvements (it being acknowledged and agreed, however, that Tenant will not be entitled to any Initial Allowance Amount or Later Allowance Amount after December 31, 2012). If no time period herein is stated for Landlord to respond to a request, provide a required consent, or take other action, Landlord shall be required to respond within a five (5) business day period and Landlord’s failure to do so shall be deemed a consent and/or waiver of such requirement.

3.3 Final Working Drawings. After the approval and final correction of the Final Space Plan, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and Tenant shall submit the same to Landlord for Landlord’s reasonable approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant, with reasonable specificity, within ten (10) days after Landlord’s receipt of the Final Working Drawings if Landlord reasonably determines that a Design Problem exists in connection with the same in any respect. If Landlord fails to advise Tenant of the same within said ten (10) day period, then Landlord shall be deemed to have approved such Final Working Drawings. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval or identification of a Design Problem by Landlord.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved (which approval shall not be unreasonably withheld or delayed) by Landlord (the “Approved

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Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the City of Santa Monica for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed.

3.5 Construction Rules, Requirements, Specifications, Design Criteria and Building Standards. Landlord has established construction rules, regulations, requirements and procedures, and specifications, design criteria and Building standards which Tenant, the Architect and all the other Tenant’s Agents (as defined in Paragraph 4.1(b) below) must comply with in designing and constructing the Tenant Improvements in the Premises (collectively, the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”).

ARTICLE 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractor.

4.1.1 The Contractor. Tenant shall hire a licensed, competent, reputable general contractor, experienced in high-end office space construction in Santa Monica, who is reasonably approved in writing by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements. Tenant may competitively bid among general contractors approved by Landlord in selecting the Contractor. It is not required that Tenant obtain Landlord’s consent to Tenant’s selection of the Contractor.

4.1.2 Tenant’s Agents. All subcontractors (including all fire sprinkler tradesmen), laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor, the Architect, and all other contractors, engineers and consultants retained by the Tenant to be known collectively as “Tenant’s Agents”) must be licensed, competent, reputable, and experienced in high-end office space construction in Santa Monica; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, fire sprinkler, life-safety, roofing, or heating, ventilation, and air-conditioning work in the Premises so long as Tenant or its Contractor is not required to pay such subcontractors more than market rates. Tenant’s Agents must be union contractors, subject to the following: service providers, architects, engineers and consultants who do not perform any physical construction work do not have to be union. General contractors do not have to be union, with the condition that they do not perform any construction work in-house and have on-site only a superintendent and a laborer for clean-up. Furniture installers must belong to the carpenter’s union, and all trades (subcontractors) must be union; provided, however, that Tenant may use non-union labor for the following trades: demolition, glazing, flooring and cabling, but in the case of labor disruption or the threat of a disruption as determined by Landlord in its sole discretion, Tenant shall immediately cease using such non-union labor and switch to union-labor. Tenant shall immediately cease using any of Tenant’s Agents that Landlord determines are not suitable for the Project, whether because of quality of the work or because of any potential or actual adverse impact of such contractor on the Project or on the labor relations between Landlord and any trade unions (including picketing or otherwise disrupting tenants or operations at the Project).

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Within (5) five days after Tenant’s execution of the construction contract with Contractor (the “Contract”), and prior to the commencement of the construction of the Tenant Improvements, Tenant shall submit the Contract to Landlord for its records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with (i) a detailed breakdown, by trade, for all of Tenant’s Agents, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract) (the “Final Costs”) and (ii) a construction budget

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(the “Construction Budget”), the amount of which Construction Budget shall be equal to (1) the Final Costs plus (2) the other costs of design and construction of the Premises (to the extent not already included in the Final Costs), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Coordination Fee.

4.2.2 Tenant’s Agents.

(a) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any material way, interfere with, obstruct, or delay any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant and Tenant’s Agents shall abide by all reasonable rules made by Landlord’s Building contractor or Landlord’s Building manager and as described in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. To the extent there is any conflict between the terms and provisions of the Lease or this Tenant Work Letter, on the one hand, and the terms and provisions of the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards, on the other hand, the terms and provisions of the Lease or this Tenant Work Letter, as applicable, shall control.

(b) Coordination Fee. Tenant shall pay a coordination fee (the “Coordination Fee”) to Landlord in an amount equal to one percent (1%) of the lesser of (i) the Tenant Improvement Allowance and (ii) the Final Costs, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

(c) Indemnity. Tenant’s indemnity of Landlord as set forth in Section 10.1 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements (unless such failure to pay by Tenant is a result of Landlord’s failure to disburse the Tenant Improvement Allowance in the manner required under this Tenant Work Letter). Such indemnity by Tenant, as set forth in Section 10.1 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary to enable Tenant to obtain any building permit or certificate of occupancy for the Premises, except to the extent due to Landlord’s negligence, willful misconduct or default under the Lease.

(d) Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement upon termination of this Lease.

(e) Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry (i) worker’s compensation insurance with statutory limits covering all of their respective

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employees, (ii) employer’s liability insurance of $1,000,000 for each block (ie, “Each Accident”, Disease-Policy Limit”, “Disease-Each Employee”), (iii) Broad Form Commercial General Liability insurance with a combined single limit of coverage of $2,000,000 for the minor trade subcontractors, and a combined single limit of coverage of $3,000,000 for the Contractor and major trade subcontractors and all of the other Tenant’s Agents; (iv) automobile liability insurance for all owned, non-owned and hired vehicles in the amount of $1,000,000; and (v) Professional Liability and Errors and Omissions coverage in the amount of $1,000,000 for Tenant’s Agents involved with design or engineering. All of Tenant’s Agent’s employees at the Project shall be bonded for $1,000,000. The policies shall insure Landlord, CBRE and Tenant, as their interests may appear, as well as the Contractor and subcontractors. CBRE, at the office of the Building, shall be the certificate holder.

(ii) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

(iii) General Terms. Original Certificates for all insurance carried pursuant to this Section 4.2.2(e) must be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for three (3) years following completion of the work and acceptance by Landlord and Tenant. All property insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2(c) of this Tenant Work Letter.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Building Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any material defects or deviations in, and/or reasonable disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter is likely to adversely affect the Building Systems, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

THE WATER GARDEN

Cornerstone OnDemand, Inc.

4.2.5 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a time mutually agreed upon by Landlord and Tenant, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location mutually agreed upon by Landlord and Tenant. Landlord and/or its agents shall have the right to attend all such meetings, and, upon Landlord’s reasonable request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and a copy of such minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of “As Built” Plans. Within five (5) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. Within thirty (30) days after the substantial completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord as-built drawings and the items described in the “Close-out Requirements” document included in the Landlord’s Construction Rules, Requirements, Specifications, Design Criteria and Building Standards.

ARTICLE 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Perry Wallack as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Jeff Bertwell as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default as described in Section 19.1 of the Lease or default by Tenant under this Tenant Work Letter has occurred at any time and is not cured after notice and within the applicable cure period (or if no cure period is provided, then within a reasonable period), then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease.

5.5 Services and Utilities. During the construction of the Tenant Improvements in the Premises, Landlord shall, subject to the reasonable requirements of existing tenants in the Building, provide to Tenant and Tenant’s Agents the non-exclusive use of Landlord’s freight elevators and loading docks as may be reasonably required to enable Tenant’s Agents to construct the Tenant Improvements during Building hours in accordance with the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards, and, to the extent Building Systems therefor remain intact during construction, electricity, water and HVAC during Building hours (collectively, the “Services”), all of which shall be provided without deduction from the Tenant Improvement Allowance or other charge to Tenant. The Final Costs shall include the cost of Services (at Landlord’s actual out-of-pocket cost) utilized in the prosecution of the Tenant Improvements outside of Building hours, or which are required by Tenant and used by Tenant on an exclusive basis; provided that the parties stipulate that the charge for use of the freight elevator outside of Building hours shall be $25.00 per hour with a four (4) hour minimum. Tenant’s Agents shall also be provided with parking (to the extent available) free of charge during the construction of the Tenant Improvements. Notwithstanding anything to the contrary set forth herein, nothing in this Section 5.5

THE WATER GARDEN

Cornerstone OnDemand, Inc.

shall limit or modify Tenant’s obligations under the Subleases (or the obligations of the sublandlord thereunder to Landlord) with respect to the Subleased Space for the period prior to the Lease Commencement Date.

5.6 Early Access. Tenant shall have the right to access the New Space immediately upon delivery thereof by Landlord for purposes of planning the Tenant Improvements; Tenant may commence construction of the Tenant Improvements after obtaining any required permits from the City of Santa Monica and subject to the terms of this Tenant Work Letter and the terms of Construction Rules, Requirements, Specifications, Design Criteria and Building Standards. Such early access shall be subject to all of the terms of the Lease and this Tenant Work Letter, except the obligation to pay Base Rent and Additional Rent for Project Expenses.

SECTION 6

RENT COMMENCEMENT

6.1 Rent Commencement. Except as set forth in this Article 6, Tenant’s obligation to pay Base Rent for the Premises shall commence on the Lease Commencement Date as provided in the Lease.

6.2 Definitions.

(a) The term “Landlord Delay” shall mean a delay in the Substantial Completion (as defined below) of the Tenant Improvements due to the following acts or omissions of Landlord, its agents or contractors: (1) delay in Landlord’s response beyond the time periods provided herein with respect to authorizations or approvals, except where this Tenant Work Letter provides for a deemed approval by Landlord when Landlord fails to respond within the specified time period; (2) delay attributable to the interference of Landlord, its agents or contractors with the design of the Tenant Improvements, or the failure or refusal of any such party, after the date the Premises are delivered to Tenant, to permit Tenant, its agents or contractors, reasonable access during normal business hours to the Building or any Building facilities or services, including freight elevators, passenger elevators, and loading docks, which access and use are required for the orderly and continuous performance of the work necessary for Tenant to complete the Tenant Improvements (except that access to passenger elevators is subject to the normal operation of the Building and access thereto by the other tenants of the Building); or (3) delay by Landlord in administering and paying when due the Tenant Improvement Allowance.

(b) The term “Force Majeure Delay” shall mean a delay in the Substantial Completion of the Tenant Improvements due to governmental strike, natural disaster or war.

(c) “Substantial Completion” of the Premises shall occur upon the later to occur of (i) permitted occupancy of New Space by the City of Santa Monica and (ii) completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant in the Premises pursuant to the terms of this Tenant Work Letter or to be installed under the supervision of Contractor.

6.3 Effect of Delays. Tenant’s obligation to commence paying Base Rent shall be postponed by one (1) day for each day of Landlord Delay and non-concurrent Force Majeure Delay, subject to this Section 6.3. No Landlord Delay or Force Majeure Delay shall be deemed to have occurred unless and until Tenant has provided written notice to Landlord specifying the action, inaction or event that Tenant contends constitutes a Landlord Delay or Force Majeure Delay. If such action, inaction or event is not cured or terminated within one (1) business day after receipt of such notice, then a Landlord Delay or Force Majeure Delay, as applicable, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days that the Substantial Completion of the Premises was, in fact, delayed, as a result of such action, in action or event. Landlord Delays and Force Majeure Delays shall be recognized hereunder only to the extent the same are not concurrent with any other Landlord Delay or Force Majeure Delay which is effective hereunder. For example, if there are ten (10) days of Landlord Delays and four (4) days of Force Majeure Delays which occur during the same ten (10) day period of such Landlord Delays, then the date of Base Rent commencement would be extended by only ten (10) days; on the other hand, if such Landlord Delays and Force Majeure Delays did not occur during the same period, the date of Base Rent commencement would be extended by fourteen (14) days. Notwithstanding anything to the contrary set forth herein, the maximum amount of Force Majeure Delay recognized

THE WATER GARDEN

Cornerstone OnDemand, Inc.

hereunder shall be one hundred eighty (180) days (i.e., the date of Base Rent commencement may not be postponed by more than one hundred eighty (180) days of Force Majeure Delay).

THE WATER GARDEN

Cornerstone OnDemand, Inc.

EXHIBIT “F”

THE WATER GARDEN

EXISTING 10% PLANS REFERENCED IN

SECTION 29.25 OF THE LEASE

None.

THE WATER GARDEN

Cornerstone OnDemand, Inc.

F-1

EXHIBIT “G”

THE WATER GARDEN

FORM OF LETTER OF CREDIT

BENEFICIARY:

WATER GARDEN REALTY HOLDING LLC

1620 26TH STREET, SUITE 1015N

SANTA MONICA, CA 90404

AS “LANDLORD”

APPLICANT:

CORNERSTONE ONDEMAND, INC.

1601 CLOVERFIELD BLVD., SUITE 620

SANTA MONICA, CA 90404

AS “TENANT”

AMOUNT: US$1,000,000.00 ONE MILLION AND NO/100 US DOLLARS)

EXPIRATION DATE:                     (TBD – ONE YEAR FROM L/C ISSUANCE)

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF            IN FAVOR OF WATER GARDEN REALTY HOLDING LLC, A DELAWARE LIMITED LIABILITY COMPANY (“BENEFICIARY”). THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY EXCEPT WITH RESPECT TO DEMANDS FOR PAYMENT BY FACSIMILE TRANSMISSION IN ACCORDANCE WITH THE TERMS BELOW.

2.	YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.)

”BENEFICIARY IS ENTITLED TO MAKE A DRAW ON LETTER OF CREDIT NO. SVBSF00            IN THE AMOUNT OF $            UNDER THE PROVISIONS OF THE LEASE DATED AS OF             , 2011 BETWEEN WATER GARDEN REALTY HOLDING LLC AND TENANT WITH RESPECT TO PREMISES IN THE BUILDING LOCATED AT 1601 CLOVERFIELD BOULEVARD, SANTA MONICA, CALIFORNIA (THE “LEASE”) AND THAT (1) A DEFAULT BY TENANT HAS OCCURRED UNDER

THE WATER GARDEN

Cornerstone OnDemand, Inc.

THE LEASE BEYOND APPLICABLE NOTICE AND CURE PERIODS, OR IN LIEU OF ITEM (1) ABOVE, (2) A DEFAULT WOULD EXIST UNDER THE LEASE BUT LANDLORD IS BARRED BY APPLICABLE LAW FROM SENDING A NOTICE OF DEFAULT TO TENANT WITH RESPECT THERETO.”

OR

(B.)	“BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT ITS IRREVOCABLE LETTER OF CREDIT NUMBER SVBSF WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRATION DATE.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED.

SUBJECT TO THE PROVISIONS BELOW PERMITTING FACSIMILE TRANSMISSION. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT EXPIRES AT OUR OFFICE ON             , BUT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO SILICON VALLEY BANK AT THE BANK’S OFFICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN-CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND MAY 10, 2019 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES BY THE ISSUING BANK,

AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT

THE WATER GARDEN

Cornerstone OnDemand, Inc.

AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO) AND OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00). THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE EITHER IN PERSON OR BY OVERNIGHT COURIER, BY MAIL BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS (“PRESENTATION”), ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. CALIFORNIA TIME (“PRESENTATION”) , ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: (408) 654-6211 OR (408) 496-2418 AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127), ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

IN CASE DEMAND FOR PAYMENT HEREUNDER IS PRESENTED BY FACSIMILE TRANSMISSION, PRESENTATION OF THE ORIGINAL OF SUCH DEMAND FOR PAYMENT IS NOT REQUIRED.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE CURRENT EXPIRATION DATE OF THIS LETTER OF CREDIT.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRESENTED PRIOR TO 10:00 A.M. CALIFORNIA TIME SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

THE WATER GARDEN

Cornerstone OnDemand, Inc.

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF

 US$

        U.S.DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF            DATED             , 20    ”

TO:	SILICON VALLEY BANK

	3003 TASMAN DRIVE SANTA CLARA, CA 95054	[INSERT NAME OF BENEFICIARY]

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK (THIS MAY BE DONE VIA FACSIMILE AS PERMITTED BY THE STANDBY L/C).

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: JOHN DOSSANTOS AT (408) 654-6274 OR ENRICO NICOLAS AT (408) 654-7127 OR EVELIO BARAIRO AT (408) 654-3035 .

THE WATER GARDEN

Cornerstone OnDemand, Inc.

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054			NO. ISSUED BY
	ATTN:	INTERNATIONAL DIVISION.		SILICON VALLEY BANK, SANTA CLARA
		STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument. We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

THE WATER GARDEN

Cornerstone OnDemand, Inc.

G-1

EXHIBIT “H”

THE WATER GARDEN

“AVAILABLE SPACE” EXCLUSIONS

AS OF THE LEASE DATE

THE WATER GARDEN

Cornerstone OnDemand, Inc.

H-1

EXHIBIT “I”

THE WATER GARDEN

FORM OF ROOFTOP AREA LICENSE AGREEMENT (ANTENNA)

This ROOFTOP AREA LICENSE AGREEMENT (this “Agreement”) is entered into as of             , 20     by and between WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company (“Landlord”), and CORNERSTONE ONDEMAND, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

This Agreement is made with regard to the following facts:

A. Landlord and Tenant are parties to that certain Office Lease dated as of November     , 2011 (the “Lease”), for Premises in an office complex located in Santa Monica, California, commonly known as Phase II of The Water Garden. Capitalized terms not otherwise defined herein have the meanings set forth in the Lease.

B. In connection with the Lease, Tenant desires to use an area located on the roof of the Building for the purpose of constructing, installing, operating, repairing, replacing (subject to Section 3 of this Agreement) and maintaining one satellite/telecommunications dish up to twenty-four (24) inches in diameter (or the diameter of a standard DirectTV dish) as described in Schedule 1 attached hereto (the “Antenna”). Landlord has agreed to permit Tenant to use those areas and to construct, install, operate, repair, replace, and maintain the Antenna at Tenant’s sole cost and expense.

A G R E E M E N T :

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. License of Rooftop Area.

1.1 Designation. Landlord has designated an area on the roof of the Building as shown on Exhibit “A” attached hereto (the “Rooftop Area”) that Tenant may use for the purpose of constructing, installing, operating, repairing, replacing (subject to Section 3 of this Agreement), and maintaining the Antenna.

1.2 Notice of Exercise. Tenant may exercise its right to use the Rooftop Area upon five (5) business days’ prior written notice delivered to Landlord (the “Notice of Exercise”). The terms of this Agreement shall be effective upon the date of this Agreement and shall continue in effect until the expiration or earlier termination of this Agreement as set forth in Section 1.3.

1.3 License to use the Rooftop Area; Term; Exclusive Use. Five (5) business days following the delivery of the Notice of Exercise, Tenant’s license to use the Rooftop Area to construct, install, operate, repair, replace (subject to Section 3 of this Agreement) and maintain the Antenna shall commence and shall continue until the earlier of (i) the expiration or earlier termination of the initial term of the Lease, (ii) any termination of this Agreement required by law, governmental authority or quasi-governmental authority, or (iii) the effective date set forth in a written notice from Tenant to Landlord electing to terminate this Agreement (which such effective date must be at least thirty (30) days after the date of such written notice). Subject to the rights of Landlord to maintain, operate and repair the Building, Tenant shall have the exclusive right to use the Rooftop Area. Landlord shall have the right to use, and to grant to third parties the right to use, the Building riser system, and portions of the roof of the Building, other than the Rooftop Area.

1.4 Access to Antenna. During the term of this Agreement, Tenant, its agents, employees and contractors, will have the right of access to the Antenna and the Rooftop Area, upon at least one (1) business day’s prior written notice to Landlord. In the event of an emergency, Tenant shall notify Landlord of such emergency and, thereafter, Landlord shall use its commercially reasonable efforts to respond to the access needs of Tenant.

THE WATER GARDEN

Cornerstone OnDemand, Inc.

1.5 Ownership and Removal of Antenna. The Antenna shall at all times remain the property of Tenant. Tenant shall have the right to remove the Antenna, or any part thereof, at any reasonable time upon at least three (3) days’ prior written notice to Landlord; provided that in the event of an emergency, Landlord shall use its commercially reasonable efforts to allow Tenant to remove such Antenna upon less notice. On or before the expiration or earlier termination of this Agreement, Tenant will remove, at its own cost and expense, the Antenna and all related facilities on the Rooftop Area (specifically including, but not limited to, any fencing and barriers securing the Antenna, and any connections installed by or on behalf of Tenant), and return the Rooftop Area to its condition existing prior to Tenant’s installation of the Antenna (except for normal wear and tear). If Tenant fails to complete such removal or fails to repair any damage caused by such removal, Landlord may complete such removal and repair such damage and charge the cost thereof to Tenant, which amounts shall be immediately payable by Tenant.

1.6 Leaks. Without limiting any other provision of this Agreement, Tenant hereby agrees that it shall be solely responsible for, and in accordance with the provisions of Section 5 agrees to indemnify, defend, protect, and hold Landlord and the “Landlord Parties” (as that term is defined in Article 10 of the Lease) harmless from, any leaks which occur in the roof or roof membrane at or adjacent to the Rooftop Area caused by the installation, maintenance or removal of the Antenna by Tenant.

2. Rent. From and after the date of the Notice of Exercise through the initial Lease Term under the Lease or the earlier termination of this Agreement, Tenant shall pay for the use of the Rooftop Area a base rent of $500 per month, in advance in immediately available funds. In addition to the base rent, Tenant shall pay, as Additional Rent, all actual out of pocket costs incurred by Landlord solely for Tenant’s use of Building utilities in connection with the Antenna, including, without limitation, the cost of any electricity, water, gas, or other utilities or services to the Rooftop Area and any new metering that may be necessary to account therefor. In conjunction therewith, Tenant will be billed monthly for electricity consumption in accordance with Section 6.2 of the Lease. In addition, Tenant shall directly pay for all costs in connection with the construction, installation, operation, maintenance, repair, replacement, and insurance of the Antenna.

3. Installation, Maintenance and Operation of Antenna.

3.1 Approvals and Permits. During the term of this Agreement and subject to the terms of Section 3.2, below, Tenant may install and operate the Antenna (and install all equipment ancillary to and necessary for the operation of the Antenna) in the Rooftop Area, in the location as indicated on Schedule 1 for the Antenna, provided that: (a) Tenant has obtained Landlord’s prior written approval, which approval shall be in Landlord’s reasonable discretion, of the plans and specifications for the Antenna and all working drawings for the installation of the Antenna, (b) Tenant has obtained all required permits and governmental or quasi-governmental approvals (including satisfying any applicable Federal Communications Commission and Federal Aviation Administration requirements) to install and operate the Antenna, and (c) Tenant complies with all applicable governmental and quasi-governmental laws, regulations and building codes in connection with the Rooftop Area and the Antenna. Landlord shall have the right to condition its approval of the Antenna proposed to be installed by Tenant on Tenant, among other things, erecting fencing or other barriers to secure such device. With regard to Tenant obtaining all required permits and approvals set forth in Section 3.1(b) above, Landlord shall reasonably cooperate, at Tenant’s sole cost, with Tenant; provided, however, that Landlord shall not be responsible for any such approvals. Once Landlord has given its requisite approval, Tenant may not materially alter or modify the working drawings, or the actual installation of the Antenna without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

3.2 Compatibility with Building Systems and Operations. The Antenna shall be compatible with the Building systems and equipment and the antennae and other telecommunications devices of Landlord and other tenants located in the Project, and shall not impair window washing or the use of chiller units, the cooling tower, the emergency generator, elevators, machine rooms, helipads, ventilation shafts, if any, or any other parts of the Building. If the installation, maintenance, repair, operation or removal of the Antenna requires any changes or modifications to any structural systems or components of the Building or any of the

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Building’s systems or equipment, Landlord shall have the right to either (i) perform such changes or modifications and Tenant shall pay for the actual costs thereof upon demand or (ii) require Tenant to perform such changes or modifications at Tenant’s sole cost and expense. If required by Landlord, in its reasonable discretion, or any governmental agency or authority, Tenant shall fully secure the Rooftop Area with suitable fencing or other required enclosures (including enclosures that shield the visibility of the Rooftop without impairing their operation and maintenance), subject to the terms of Section 3.1, above. Landlord shall have the right to post notices of non-responsibility in connection with any work performed by Tenant or its agents or contractors in connection with this Agreement. The terms and conditions of Articles 8 and 9 of the Lease shall specifically be applicable in connection with any work performed by Tenant or its agents or contractors in connection with the Antenna or this Agreement.

4. Use of Rooftop Area. Tenant shall have the right to use the Building electricity located on the roof of the Building for the operation of the Antenna and ancillary equipment installed by Tenant. Tenant will not store any materials in the Rooftop Area. Tenant will use the Rooftop Area solely for the Antenna and ancillary equipment and to run all necessary cabling and wires to the Antenna (through conduits or in areas designated by Landlord).and not for any other purpose. Landlord and its agents may enter and inspect the Rooftop Area at any time upon reasonable prior notice to Tenant. Concurrently with Tenant’s installation of any locks for the Rooftop Area, Tenant will deliver to Landlord a key for any such lock. Tenant will not interfere with the mechanical, electrical, heating, ventilation and air conditioning, or plumbing systems of the Building or the operation, reception, or transmission of any other satellite, microwave, or other broadcasting or receiving devices that are, or will be, located on the roof of, or in, the Building.

5. Indemnification and Insurance. Tenant agrees and acknowledges that it shall use the Rooftop Area at its sole risk, and Tenant absolves and fully releases Landlord and Landlord Parties, from (i) any and all cost, loss, damage, expense, liability, and cause of action, whether foreseeable or not, arising from any cause, that Tenant may suffer to its personal property located in the Rooftop Area, or (ii) that Tenant or Tenant’s officers, agents, employees, or independent contractors Landlord or the Landlord Parties may suffer as a direct or indirect consequence of Tenant’s use of the Rooftop Area, the Antenna or access areas to the Rooftop Area, or (iii) any other cost, loss, damage, expense, liability, or cause of action arising from or related to this Agreement, excluding that caused by the negligence or willful misconduct of Landlord or the Landlord Parties or Landlord’s default under the Lease. In addition, Tenant agrees to indemnify, defend, protect, and hold Landlord and the Landlord Parties harmless from and against any loss, cost, damage, liability, expense, claim, action or cause of action of any third party (including, but not limited to, reasonable attorneys’ fees and costs, and, if Landlord requires the removal of the Antenna at the end of the term of this Agreement, any leaks in the roof or roof membrane following Tenant’s removal of the Antenna and any other rooftop equipment), whether foreseeable or not, resulting as a direct or indirect consequence of Tenant’s use of the Rooftop Area, the Antenna or access areas to the Rooftop Area, except when such cost, loss, damage, expense, or liability is due to the negligence or willful misconduct of Landlord or Landlord’s default under the Lease. In addition, Tenant will procure and maintain, at Tenant’s sole expense, insurance in connection with the Rooftop Area, the Antenna and the obligations assumed by Tenant under this Agreement, in the same amounts and with the same types of coverage as required to be procured by Tenant under the Lease.

6. Defaults. If Tenant fails to cure the breach of any of the covenants set forth in this Agreement within ten (10) business days following notice from Landlord, Landlord shall have the right to terminate this Agreement upon written notice to Tenant. In addition, at the option of Landlord, breach of any of the covenants under this Agreement by Tenant beyond the above-referenced notice and cure period will also constitute a Default by Tenant under the Lease, and a Default by Tenant under the Lease (beyond applicable notice and cure periods) will also constitute a Default by Tenant under this Agreement (in which event Landlord may terminate this Agreement upon notice to Tenant).

7. Notices. Any notice required or permitted to be given under this Agreement by Tenant or Landlord will be given under the terms of Section 29.13 of the Lease.

8. Incorporation of Lease Provisions. All applicable provisions of the Lease apply to Tenant’s payment of amounts pursuant to this Agreement, and the use of the Rooftop Area in

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the same manner as those provisions apply to the Premises and are incorporated into this Agreement by this reference as though fully set forth in this Agreement. In the event of any conflicts between the provisions of this Agreement and the Lease, in connection with the interpretation of this Agreement only, the provisions of this Agreement shall govern.

9. No Warranty. Landlord has made no warranty or representation that the Antenna is permitted by law and Tenant assumes all liability and risk in obtaining all permits and approvals necessary for the installation and use of the Antenna. Landlord does not warrant or guaranty that Tenant will receive unobstructed transmission or reception to or from the Antenna and Tenant assumes the liability for the transmission and reception to and from the Antenna.

10. Assignment. Notwithstanding any contrary provision set forth in this Agreement, this Agreement, and Tenant’s rights contained herein, may not be transferred or assigned to any other person or entity, and no person or entity other than Tenant and its employees shall be entitled to use the Antenna or the Rooftop Area; provided however, the rights hereunder may be transferred or assigned to a Related Transferee or any other permitted Transferee under Article 14 of the Lease in conjunction with an assignment or sublease of all of the Premises for all or substantially all of the remainder of the term of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDLORD:

WATER GARDEN REALTY HOLDING LLC,
a Delaware limited liability company

By:	Commingled Pension Trust Fund (Strategic
Property) of JPMorgan Chase Bank, N.A., a Member

By:	JPMorgan Chase Bank, N.A., as Trustee

By:
Karen Wilbrecht Executive Director

Date Signed:

“Tenant”:

CORNERSTONE ON DEMAND, INC., a Delaware corporation

By:

Its:

Date Signed:

By:

Its:

Date Signed:

THE WATER GARDEN

Cornerstone OnDemand, Inc.

SCHEDULE 1

ANTENNAE

THE WATER GARDEN

Cornerstone OnDemand, Inc.

Schedule 1-1

EXHIBIT “A”

ROOFTOP AREA

EXHIBIT “J”

THE WATER GARDEN

FORM OF ROOFTOP AREA LICENSE AGREEMENT

(SUPPLEMENTAL HVAC EQUIPMENT)

This ROOFTOP AREA LICENSE AGREEMENT (this “Agreement”) is entered into as of             , 20    by and between WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company (“Landlord”), and CORNERSTONE ONDEMAND, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

This Agreement is made with regard to the following facts:

A. Landlord and Tenant are parties to that certain Office Lease dated as of November             , 2011 (the “Lease”), for Premises in an office complex located in Santa Monica, California, commonly known as Phase II of The Water Garden. Capitalized terms not otherwise defined herein have the meanings set forth in the Lease.

B. In connection with the Lease, Tenant desires to use an area located on the roof of the Building for the purpose of constructing, installing, operating, repairing, replacing (subject to Section 3 of this Agreement) and maintaining condensing units, the exhaust fans and all the horizontal/vertical riser pipes and conduits connecting the condensing units and exhaust fans to the Premises, as depicted on Schedule 1 attached hereto (collectively, the “Equipment”). Landlord has agreed to permit Tenant to use those areas and to construct, install, operate, repair, replace, and maintain the Equipment at Tenant’s sole cost and expense.

A G R E E M E N T :

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. License of Rooftop Area.

1.1 Designation. Landlord has designated an area on the roof of the Building as shown on Exhibit “A” attached hereto (the “Rooftop Area”) that Tenant may use for the purpose of constructing, installing, operating, repairing, replacing (subject to Section 3 of this Agreement), and maintaining the Equipment.

1.2 Notice of Exercise. Tenant may exercise its right to use the Rooftop Area upon five (5) business days’ prior written notice delivered to Landlord (the “Notice of Exercise”). The terms of this Agreement shall be effective upon the date of this Agreement and shall continue in effect until the expiration or earlier termination of this Agreement as set forth in Section 1.3.

1.3 License to use the Rooftop Area; Term; Exclusive Use. Five (5) business days following the delivery of the Notice of Exercise, Tenant’s license to use the Rooftop Area to construct, install, operate, repair, replace (subject to Section 3 of this Agreement) and maintain the Equipment shall commence and shall continue until the earlier of (i) the expiration or earlier termination of the initial term of the Lease, (ii) any termination of this Agreement required by law, governmental authority or quasi-governmental authority, or (iii) the effective date set forth in a written notice from Tenant to Landlord electing to terminate this Agreement (which such effective date must be at least thirty (30) days after the date of such written notice). Subject to the rights of Landlord to maintain, operate and repair the Building, Tenant shall have the exclusive right to use the Rooftop Area. Landlord shall have the right to use, and to grant to third parties the right to use, the Building riser system, and portions of the roof of the Building, other than the Rooftop Area.

1.4 Access to Equipment. During the term of this Agreement, Tenant, its agents, employees and contractors, will have the right of access to the Equipment and the Rooftop Area, upon at least one (1) business day’s prior written notice to Landlord. In the event of an emergency, Tenant shall notify Landlord of such emergency and, thereafter, Landlord shall use its commercially reasonable efforts to respond to the access needs of Tenant.

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Cornerstone OnDemand, Inc.

1.5 Ownership and Removal of Equipment. The Equipment shall at all times remain the property of Tenant. Tenant shall have the right to remove the Equipment, or any part thereof, at any reasonable time upon at least three (3) days’ prior written notice to Landlord; provided that in the event of an emergency, Landlord shall use its commercially reasonable efforts to allow Tenant to remove such Equipment upon less notice. On or before the expiration or earlier termination of this Agreement, Tenant will remove, at its own cost and expense, the Equipment and all related facilities on the Rooftop Area (specifically including, but not limited to, any fencing and barriers securing the Equipment, and any connections installed by or on behalf of Tenant), and return the Rooftop Area to its condition existing prior to Tenant’s installation of the Equipment (except for normal wear and tear). If Tenant fails to complete such removal or fails to repair any damage caused by such removal, Landlord may complete such removal and repair such damage and charge the cost thereof to Tenant, which amounts shall be immediately payable by Tenant.

1.6 Leaks. Without limiting any other provision of this Agreement, Tenant hereby agrees that it shall be solely responsible for, and in accordance with the provisions of Section 5 agrees to indemnify, defend, protect, and hold Landlord and the “Landlord Parties” (as that term is defined in Article 10 of the Lease) harmless from, any leaks which occur in the roof or roof membrane at or adjacent to the Rooftop Area caused by the installation, maintenance or removal of the Equipment by Tenant.

2. Rent. From and after the date of the Notice of Exercise through the initial Lease Term under the Lease or the earlier termination of this Agreement, Tenant shall pay for the use of the Rooftop Area a base rent (the “Base Rent”) of $500 per month in advance in immediately available funds. In addition to Base Rent, Tenant shall pay, as Additional Rent, all actual out of pocket costs incurred by Landlord solely for Tenant’s use of Building utilities in connection with the Equipment, including, without limitation, the cost of any electricity, water, gas, or other utilities or services to the Rooftop Area and any new metering that may be necessary to account therefor. In conjunction therewith, Tenant will be billed monthly for electricity consumption in accordance with the Lease. In addition, Tenant shall directly pay for all costs in connection with the construction, installation, operation, maintenance, repair, replacement, and insurance of the Equipment.

3. Installation, Maintenance and Operation of Equipment.

3.1 Approvals and Permits. During the term of this Agreement and subject to the terms of Section 3.2, below, Tenant may install and operate the Equipment (and install all equipment ancillary to and necessary for the operation of the Equipment) in the Rooftop Area, in the location as indicated on Schedule 1 for the Equipment, provided that: (a) Tenant has obtained Landlord’s prior written approval, which approval shall be in Landlord’s reasonable discretion, of the plans and specifications for the Equipment and all working drawings for the installation of the Equipment, (b) Tenant has obtained all required permits and governmental or quasi-governmental approvals (including satisfying any applicable Federal Communications Commission and Federal Aviation Administration requirements) to install and operate the Equipment, and (c) Tenant complies with all applicable governmental and quasi-governmental laws, regulations and building codes in connection with the Rooftop Area and the Equipment. Landlord shall have the right to condition its approval of the Equipment proposed to be installed by Tenant on Tenant, among other things, erecting fencing or other barriers to secure such device. With regard to Tenant obtaining all required permits and approvals set forth in Section 3.1(b) above, Landlord shall reasonably cooperate, at Tenant’s sole cost, with Tenant; provided, however, that Landlord shall not be responsible for any such approvals. Once Landlord has given its requisite approval, Tenant may not materially alter or modify the working drawings, or the actual installation of the Equipment without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

3.2 Compatibility with Building Systems and Operations. The Equipment shall be compatible with the Building systems and equipment and the antennae and other telecommunications devices of Landlord and other tenants located in the Project, and shall not impair window washing or the use of chiller units, the cooling tower, the emergency generator, elevators, machine rooms, helipads, ventilation shafts, if any, or any other parts of the Building. If the installation, maintenance, repair, operation or removal of the Equipment requires any changes or modifications to any structural systems or components of the Building or any of the Building’s systems or equipment, Landlord shall have the right to either (i) perform such changes or modifications and Tenant shall pay for the actual costs thereof upon demand or (ii) require Tenant to perform such changes or modifications at Tenant’s sole cost and expense. If required by Landlord,

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in its reasonable discretion, or any governmental agency or authority, Tenant shall fully secure the Rooftop Area with suitable fencing or other required enclosures (including enclosures that shield the visibility of the Rooftop without impairing their operation and maintenance), subject to the terms of Section 3.1, above. Landlord shall have the right to post notices of non-responsibility in connection with any work performed by Tenant or its agents or contractors in connection with this Agreement. The terms and conditions of Articles 8 and 9 of the Lease shall specifically be applicable in connection with any work performed by Tenant or its agents or contractors in connection with the Equipment or this Agreement.

4. Use of Rooftop Area. Tenant shall have the right to use the Building electricity located on the roof of the Building for the operation of the Equipment and ancillary equipment installed by Tenant. Tenant will not store any materials in the Rooftop Area. Tenant will use the Rooftop Area solely for the Equipment and ancillary equipment and to run all necessary cabling and wires to the Equipment (through conduits or in areas designated by Landlord) and not for any other purpose. Landlord and its agents may enter and inspect the Rooftop Area at any time upon reasonable prior notice to Tenant. Concurrently with Tenant’s installation of any locks for the Rooftop Area, Tenant will deliver to Landlord a key for any such lock. Tenant will not interfere with the mechanical, electrical, heating, ventilation and air conditioning, or plumbing systems of the Building or the operation, reception, or transmission of any other satellite, microwave, or other broadcasting or receiving devices that are, or will be, located on the roof of, or in, the Building.

5. Indemnification and Insurance. Tenant agrees and acknowledges that it shall use the Rooftop Area at its sole risk, and Tenant absolves and fully releases Landlord and Landlord Parties, from (i) any and all cost, loss, damage, expense, liability, and cause of action, whether foreseeable or not, arising from any cause, that Tenant may suffer to its personal property located in the Rooftop Area, or (ii) that Tenant or Tenant’s officers, agents, employees, or independent contractors Landlord or the Landlord Parties may suffer as a direct or indirect consequence of Tenant’s use of the Rooftop Area, the Equipment or access areas to the Rooftop Area, or (iii) any other cost, loss, damage, expense, liability, or cause of action arising from or related to this Agreement, excluding that caused by the negligence or willful misconduct of Landlord or the Landlord Parties or Landlord’s default under the Lease. In addition, Tenant agrees to indemnify, defend, protect, and hold Landlord and the Landlord Parties harmless from and against any loss, cost, damage, liability, expense, claim, action or cause of action of any third party (including, but not limited to, reasonable attorneys’ fees and costs, and, if Landlord requires the removal of the Equipment at the end of the term of this Agreement, any leaks in the roof or roof membrane following Tenant’s removal of the Equipment and any other rooftop equipment), whether foreseeable or not, resulting as a direct or indirect consequence of Tenant’s use of the Rooftop Area, the Equipment or access areas to the Rooftop Area, except when such cost, loss, damage, expense, or liability is due to the negligence or willful misconduct of Landlord or Landlord’s default under the Lease. In addition, Tenant will procure and maintain, at Tenant’s sole expense, insurance in connection with the Rooftop Area, the Equipment and the obligations assumed by Tenant under this Agreement, in the same amounts and with the same types of coverage as required to be procured by Tenant under the Lease.

6. Defaults. If Tenant fails to cure the breach of any of the covenants set forth in this Agreement within ten (10) business days following notice from Landlord, Landlord shall have the right to terminate this Agreement upon written notice to Tenant. In addition, at the option of Landlord, breach of any of the covenants under this Agreement by Tenant beyond the above-referenced notice and cure period will also constitute a Default by Tenant under the Lease, and a Default by Tenant under the Lease (beyond applicable notice and cure periods) will also constitute a Default by Tenant under this Agreement (in which event Landlord may terminate this Agreement upon notice to Tenant).

7. Notices. Any notice required or permitted to be given under this Agreement by Tenant or Landlord will be given under the terms of Section 29.13 of the Lease.

8. Incorporation of Lease Provisions. All applicable provisions of the Lease apply to Tenant’s payment of amounts pursuant to this Agreement, and the use of the Rooftop Area in the same manner as those provisions apply to the Premises and are incorporated into this Agreement by this reference as though fully set forth in this Agreement. In the event of any conflicts between the provisions of this Agreement and the Lease, in connection with the interpretation of this Agreement only, the provisions of this Agreement shall govern.

THE WATER GARDEN

Cornerstone OnDemand, Inc.

9. No Warranty. Landlord has made no warranty or representation that the Equipment is permitted by law and Tenant assumes all liability and risk in obtaining all permits and approvals necessary for the installation and use of the Equipment. Landlord does not warrant or guaranty that Tenant will receive unobstructed transmission or reception to or from the Equipment and Tenant assumes the liability for the transmission and reception to and from the Equipment.

10. Assignment. Notwithstanding any contrary provision set forth in this Agreement, this Agreement, and Tenant’s rights contained herein, may not be transferred or assigned to any other person or entity, and no person or entity other than Tenant and its employees shall be entitled to use the Equipment or the Rooftop Area; provided however, the rights hereunder may be transferred or assigned to a Related Transferee or any other permitted Transferee under Article 14 of the Lease in conjunction with an assignment or sublease of all of the Premises for all or substantially all of the remainder of the term of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Landlord”:

WATER GARDEN REALTY HOLDING LLC, a Delaware limited liability company

By:	Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a Member

	By:	JPMorgan Chase Bank, N.A., as Trustee

By:
Karen Wilbrecht
Executive Director

“Tenant”:

CORNERSTONE ON DEMAND, INC., a Delaware corporation

By:

Its:

Date Signed:

By:

Its:

Date Signed:

THE WATER GARDEN

Cornerstone OnDemand, Inc.

SCHEDULE 1

EQUIPMENT

THE WATER GARDEN

Cornerstone OnDemand, Inc.

EXHIBIT “A”

ROOFTOP AREA

THE WATER GARDEN

Cornerstone OnDemand, Inc.

EXHIBIT “K”

THE WATER GARDEN

MONUMENT SIGNAGE

THE WATER GARDEN

Cornerstone OnDemand, Inc.

K-1